Exhibit 2.1

EXECUTION COPY

BUSINESS COMBINATION AGREEMENT

by and among

JUPITER WELLNESS ACQUISITION CORP.,
as JWAC,

CHIJET MOTOR COMPANY, INC.,
as Pubco,

CHIJET MOTOR (USA) COMPANY, INC.,
as Merger Sub,

CHIJET INC.,
as the Company,

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN,
as the Sellers,

and

MU HONGWEI,
in the capacity as the Seller Representative

Dated as of October 25, 2022

i

5.3. Governmental Approvals	21
5.4. Non-Contravention	22
5.5. Capitalization	22
5.6. Merger Shares and Exchange Shares; Pubco Warrants	23
5.7. Pubco and Merger Sub Activities	24
5.8. Pubco SEC Filings	24
5.9. Absence of Certain Changes	25
5.10. Compliance with Laws	25
5.11. Actions; Orders; Permits	25
5.12. Taxes and Returns	26
5.13. Employees and Employee Benefit Plans	26
5.14. Properties	26
5.15. Material Contracts	26
5.16. Transactions with Affiliates	27
5.17. Investment Company Act; JOBS Act	27
5.18. Certain Business Practices	27
5.19. Insurance	28
5.20. Finders and Brokers	28
5.21. Information Supplied	28
5.22. Independent Investigation	28

Article VI. representations and warranties of THE COMPANY	29
6.1. Incorporation and Standing	29
6.2. Authorization; Binding Agreement	29
6.3. Capitalization	30
6.4. Subsidiaries	31
6.5. Governmental Approvals	31
6.6. Non-Contravention	31
6.7. Financial Statements	32
6.8. Absence of Certain Changes	33
6.9. Compliance with Laws	33
6.10. Company Permits	33
6.11. Litigation	33
6.12. Material Contracts	34
6.13. Intellectual Property	35
6.14. Taxes and Returns	37
6.15. Real Property	38
6.16. Personal Property	39
6.17. Title to and Sufficiency of Assets	39
6.18. Employee Matters	39
6.19. Benefit Plans	40
6.20. Environmental Matters	41
6.21. Transactions with Related Persons	42
6.22. Insurance	43
6.23. Top Customers and Suppliers	43
6.24. Certain Business Practices	43
6.25. Investment Company Act	44
6.26. Finders and Brokers	44
6.27. Information Supplied	44
6.28. Independent Investigation	44

ii

Article VII. representations and warranties of THE SELLERS	45
7.1. Organization and Standing	45
7.2. Authorization; Binding Agreement	45
7.3. Ownership	45
7.4. Governmental Approvals	45
7.5. Non-Contravention	46
7.6. No Litigation	46
7.7. Investment Representations	46
7.8. Finders and Brokers	47
7.9. Information Supplied	47
7.10. Independent Investigation	47

Article VIII. COVENANTS	48
8.1. Access and Information	48
8.2. Conduct of Business of the Company, Pubco, Merger Sub and the Sellers	49
8.3. Conduct of Business of JWAC	51
8.4. Annual and Interim Financial Statements	54
8.5. JWAC Public Filings	54
8.6. No Solicitation	54
8.7. No Trading	55
8.8. Notification of Certain Matters	55
8.9. Efforts	56
8.10. Further Assurances	57
8.11. The Registration Statement	57
8.12. Change of Recommendation	59
8.13. Public Announcements	60
8.14. Confidential Information	61
8.15. Post-Closing Board of Directors and Executive Officers	62
8.16. Indemnification of Directors and Officers; Tail Insurance	62
8.17. Trust Account Proceeds	63
8.18. PIPE Investment	63

Article IX. survival and indemnification	63
9.1. No Survival	63

Article X. Closing conditions	63
10.1. Conditions to Each Party’s Obligations	63
10.2. Conditions to Obligations of the Company, Pubco, Merger Sub and the Sellers	65
10.3. Conditions to Obligations of JWAC	66
10.4. Frustration of Conditions	68

Article XI. TERMINATION AND EXPENSES	68
11.1. Termination	68
11.2. Extension Costs	69
11.3. Effect of Termination	70
11.4. Fees and Expenses	70

Article XII. WAIVERs And releases	70
12.1. Waiver of Claims Against Trust	70
12.2. Release and Covenant Not to Sue	71

iii

Article XIII. MISCELLANEOUS	72
13.1. Notices	72
13.2. Binding Effect; Assignment	74
13.3. Third Parties	75
13.4. Governing Law; Jurisdiction	75
13.5. WAIVER OF JURY TRIAL	75
13.6. Specific Performance	76
13.7. Severability	76
13.8. Amendment	76
13.9. Waiver	76
13.10. Entire Agreement	76
13.11. Interpretation	77
13.12. Counterparts	77
13.13. No Recourse	78
13.14. Legal Representation	78
13.15. Seller Representative	79

Article XIV DEFINITIONS	80
14.1. Certain Definitions	80
14.2. Section References	91

INDEX OF ANNEXES AND EXHIBITS

Annex	Description

Annex I	List of Sellers

Exhibit	Description

Exhibit A	Lock-Up Agreements
Exhibit B	Support Agreement
Exhibit C	Insider Letter Amendment
Exhibit D	Form of Amended and Restated Registration Rights Agreement

iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 25, 2022 (the “Effective Date”) by and among (i) Jupiter Wellness Acquisition Corp., a Delaware corporation (together with its successors, “JWAC”), (ii) Chijet Motor Company, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (as defined below) (“Pubco”), (iii) Chijet Motor (USA) Company, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), (iv) Chijet Inc., a Cayman Islands exempted company (the “Company”), (v) each of the holders of the Company’s outstanding capital shares named on Annex I hereto (collectively, the “Sellers”), and (vi) Mu Hongwei, in the capacity as the representative from and after the Closing for the Earnout Participants (as defined below) in accordance with the terms and conditions of this Agreement (the “Seller Representative”). JWAC, Pubco, Merger Sub, the Company, the Sellers and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, certain capitalized terms used herein are defined in Article XIV hereof;

WHEREAS, the Company, indirectly through its subsidiaries, engages in the business of developing, manufacturing and selling electric vehicles;

WHEREAS, Pubco is a newly-incorporated Cayman Islands exempted company that is currently wholly owned by the Company and Merger Sub is a newly-incorporated Delaware corporation that is wholly owned by Pubco;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby: (a) Pubco will acquire all of the issued and outstanding shares of the Company from the Sellers in exchange for ordinary shares of Pubco and the Company shall surrender for no consideration its shares in Pubco, such that the Company becomes a wholly owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); and immediately thereafter (b) Merger Sub will merge with and into JWAC, with JWAC continuing as the surviving entity, as a result of which, (i) JWAC shall become a wholly owned subsidiary of Pubco; and (ii) each issued and outstanding security of JWAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco (and with the holders of JWAC Class A Common Stock receiving one (1) CVR for each share of JWAC Class A Common Stock held, with the Sponsor, I-Bankers Securities, Inc. (“I-Bankers”) and any other holders of JWAC Private Units, JWAC Working Capital Units or JWAC Private Shares waiving their right to receive CVRs for their JWAC Private Shares (and any shares of JWAC Class B Common Stock or shares of JWAC Class A Common Stock issued upon conversion thereof) pursuant to the Support Agreement) (the “Merger” and, together with the Share Exchange and the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain Sellers are entering into Lock-Up Agreements with Pubco, copies of which are attached as Exhibit A hereto (the “Lock-Up Agreements”), which Lock-Up Agreements will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, JWAC, the Company, Pubco, the Sponsor, I-Bankers and any other holder of JWAC Private Units, JWAC Working Capital Units or JWAC Private Shares have entered into a support agreement, a copy of which is attached as Exhibit B hereto (the “Support Agreement”), pursuant to which, the Sponsor, I-Bankers and such other holders agreed to (a) vote in favor of, and otherwise support, the Transactions, (b) waive their anti-dilution rights in JWAC’s Organizational Documents with respect to any shares of JWAC Class B Common Stock that they own, (c) waive their right to receive CVRs for their JWAC Private Shares or any shares of JWAC Class B Common Stock (or shares of JWAC Class A Common Stock issued upon conversion thereof), and (d), with respect to Sponsor, to comply with the requirements of Section 11.2 hereof to issue the Membership Interests (as defined below);

1

WHEREAS, simultaneously with the section and delivery of this Agreement, JWAC and Pubco have entered into an amendment to the Insider Letter with the Sponsor, I-Bankers, the directors and members of the management team of JWAC and any other holder of JWAC Private Shares, a copy of which is attached as Exhibit C hereto (the “Insider Letter Amendment”), to, among other matters, have Pubco assume the rights and obligations of JWAC thereunder with respect to the Pubco Securities issued in replacement for the JWAC Securities; and

WHEREAS, the boards of directors of JWAC, Pubco, Merger Sub and the Company have each (a) determined that the Transactions are fair, advisable and in the best interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

MERGER

1.1 Merger. At the Merger Effective Time, immediately following the consummation of the Share Exchange, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, JWAC and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into JWAC with JWAC being the surviving entity, at which time the separate corporate existence of Merger Sub shall cease and JWAC shall continue as the surviving corporation. JWAC, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to JWAC for periods after the Merger Effective Time shall include the Surviving Corporation).

1.2 Merger Effective Time. JWAC and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), for the merger of Merger Sub with and into JWAC (the time of such filings, or such later time as may be specified in the Certificate of Merger, being the “Merger Effective Time”). For the avoidance of doubt, the Merger Effective Time shall in all events be after the time at which the Share Exchange has been consummated in accordance with Article II.

1.3 Effect of the Merger. At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub as set forth in this Agreement to be performed after the Merger Effective Time, and all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of JWAC (as the Surviving Corporation) shall continue unaffected by the Merger, and the Surviving Corporation shall continue its existence as a wholly owned Subsidiary of Pubco.

2

1.4 Organizational Documents of Surviving Corporation. At the Merger Effective Time, Certificate of Incorporation of JWAC, as amended and restated prior to the Merger Effective Time in accordance with this Section 1.4, and the Bylaws of JWAC, both as in effect immediately prior to the Merger Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation. Promptly after the Effective Date, the Parties agree to negotiate in good faith (i) a mutually acceptable amended and restated Certificate of Incorporation and (ii) a mutually acceptable amended and restated Bylaws of JWAC, both in customary forms suitable for a wholly owned subsidiary of a company publicly listed in the United States. The amended and restated Certificate of Incorporation of JWAC shall be filed with the Secretary of State of the State of Delaware and shall be effective prior to the filing and the effectiveness of the Certificate of Merger.

1.5 Directors and Officers of the Surviving Corporation. At the Merger Effective Time, the board of directors and executive officers of the Surviving Corporation shall be such directors and officers of the Company or its Subsidiaries designated by the Company, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.6 Effect of Merger on Issued Securities of JWAC. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of JWAC, Pubco or Merger Sub (other than the filing of documents required by the Secretary of State of the State of Delaware or as otherwise required pursuant to applicable Law):

(a) JWAC Units. At the Merger Effective Time, every issued and outstanding JWAC Unit shall be automatically detached, and the holder thereof shall be deemed to hold one (1) share of JWAC Class A Common Stock and one (1) JWAC Right in accordance with the terms of the applicable JWAC Unit, which underlying JWAC Securities shall be converted in accordance with the applicable terms of this Section 1.6 below.

(b) JWAC Class A Common Stock. At the Merger Effective Time, every issued and outstanding share of JWAC Class A Common Stock (other than those described in Section 1.6(g) below) that is not redeemed or converted in the Redemption (including any PIPE Shares) shall become and be converted automatically into the right to receive one (1) Pubco Ordinary Share and one (1) CVR (with the holders of JWAC Private Units, JWAC Working Capital Units and/or JWAC Private Shares waiving their right to receive CVRs for their JWAC Private Shares (or shares of JWAC Class A Common Stock issued upon conversion of JWAC Class B Common Stock) pursuant to the Support Agreement, and for the avoidance of doubt, with the holders of JWAC Rights not receiving any CVRs for their JWAC Rights), following which, all shares of JWAC Class A Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of JWAC Class A Common Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of JWAC Class A Common Stock shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares and CVRs (subject to the waivers under the Support Agreement) upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of JWAC Class A Common Stock (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares and CVRs (subject to the waivers under the Support Agreement).

3

(c) JWAC Class B Common Stock. At the Merger Effective Time, every issued and outstanding share of JWAC Class B Common Stock (other than those described in Section 1.6(g) below) shall become and be converted automatically into one Pubco Ordinary Share, following which, all shares of JWAC Class B Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of JWAC Class B Common Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of JWAC Class B Common Stock shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of JWAC Class B Common Stock (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares. For the avoidance of doubt, shares of JWAC Class B Common Stock will not receive any CVRs in the Merger, even if they are converted into shares of JWAC Class A Common Stock at or prior to the Closing.

(d) JWAC Preferred Stock. At the Merger Effective Time, every issued and outstanding share of JWAC Preferred Stock (other than those described in Section 1.6(g) below), if any, shall become and be converted automatically into one Pubco Preferred Share, following which, all shares of JWAC Preferred Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of JWAC Preferred Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of JWAC Preferred Stock shall be exchanged for a certificate representing the same number of Pubco Preferred Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of JWAC Preferred Stock (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Preferred Shares.

(e) JWAC Warrants. At the Merger Effective Time, each outstanding JWAC Warrant shall be converted into one Pubco Warrant. At the Merger Effective Time, the JWAC Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the JWAC Warrants, except that they shall represent the right to acquire Pubco Ordinary Shares in lieu of shares of JWAC Common Stock. At or prior to the Merger Effective Time, Pubco shall take all corporate actions necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

(f) JWAC Rights. At the Merger Effective Time, each issued and outstanding JWAC Right shall be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder thereof if such JWAC Right had been converted upon the consummation of a Business Combination in accordance with JWAC’s Organizational Documents, the IPO Prospectus and the Rights Agreement into shares of JWAC Class A Common Stock, but for such purposes treating it as if such Business Combination had occurred at the Merger Effective Time and the shares of JWAC Class A Common Stock issued upon conversion of the JWAC Rights had then automatically been converted into Pubco Ordinary Shares in accordance with Section 1.6(b) above, except that, for the avoidance of doubt, holders of JWAC Rights shall not be entitled to receive any CVRs with respect to the JWAC Rights. At the Merger Effective Time, the JWAC Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing JWAC Rights outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such JWAC Rights, except as provided herein or by Law. Each certificate formerly representing JWAC Rights shall thereafter represent only the right to receive Pubco Ordinary Shares as set forth herein.

4

(g) Cancellation of Capital Stock Owned by JWAC. At the Merger Effective Time, if there are any shares of capital stock of JWAC that are owned by JWAC as treasury shares or by any direct or indirect Subsidiary of JWAC, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(h) Transfers of Ownership. If any certificate for securities of JWAC is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to JWAC or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of JWAC in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of JWAC or any agent designated by it that such tax has been paid or is not payable.

(i) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub and Pubco Capital Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any equityholder of JWAC, Pubco or Merger Sub, (a) all of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (b) all of the shares of Pubco issued and outstanding immediately prior to the Merger Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.8 Surrender of JWAC Certificates. All securities issued upon the surrender of JWAC Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of JWAC Securities shall also apply to the Pubco Securities so issued in exchange.

1.9 Lost, Stolen or Destroyed JWAC Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue, in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. The Parties hereby agree and acknowledge that, for U.S. federal income Tax purposes, the Merger and the Share Exchange, taken together, are intended to qualify as an exchange described in Section 351 of the Code. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and Tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger and the Share Exchange, taken together, does not qualify under Section 351 of the Code.

5

1.11 Taking of Necessary Action; Further Action. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of JWAC and Merger Sub, the officers and directors of JWAC and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article II
SHARE EXCHANGE

2.1 Exchange of Company Shares. At the Closing, immediately prior to the Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, the Sellers shall sell, transfer and deliver to Pubco, and Pubco shall purchase, acquire and accept from the Sellers, all of the issued and outstanding Company Shares held by the Sellers (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws). Simultaneously, the Company shall surrender for no consideration its share in Pubco. At or prior to the Closing, the Company will terminate any issued and outstanding Company Convertible Securities, without any consideration, payment or Liability therefor.

2.2 Exchange Consideration. Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to One Billion Six Hundred Million U.S. Dollars ($1,600,000,000), with each Pubco Ordinary Share valued at the Redemption Price, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of Purchased Shares owned by all Sellers (such percentage being each such Seller’s “Pro Rata Share”); provided, that the Exchange Consideration delivered to the Earnout Participants is subject to the Earnout Shares being subject to vesting and potential surrender after the Closing and related transfer restrictions while unvested in accordance with Section 2.3.

2.3 Earnout, Escrow and CVRs.

(a) Earnout Generally. Of the Pubco Ordinary Shares to be issued by Pubco to the Sellers identified on Annex I hereto as Earnout Participants (the “Earnout Participants”) in the Share Exchange, a number of Pubco Ordinary Shares equal in value to Six Hundred and Seventy Four Million U.S. Dollars ($674,000,000), with each such Pubco Ordinary Share being valued at the Redemption Price (such Pubco Ordinary Shares, subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, and together with the Earnings thereof, the “Earnout Shares”), shall be issued and registered by Pubco in the name of the Earnout Participants, but shall be unvested and subject to potential surrender and cancellation in accordance with this Section 2.3. Additionally, the Earnout Participants agree that until the Earnout Shares have become vested in accordance with Section 2.3(c), (i) all Earnings related to such Earnout Shares shall be held in a segregated escrow account (the “Escrow Account”), and (ii) the Earnout Participants will not be permitted to sell, assign, convey, pledge, hypothecate, transfer or otherwise dispose of the Earnout Shares (or any rights to the Earnings thereon) (the “Earnout Transfer Restrictions”). Otherwise, the Earnout Shares shall have the same rights as the Pubco Ordinary Shares. Each of the Earnout Participants agrees that the Earnout Shares shall vest and no longer be subject to potential cancellation and become free of the Earnout Transfer Restrictions, and that each of the Earnout Participants shall have the contingent right to receive a pro rata portion of the Earnings (such pro rata allocation based on the number of Purchased Shares owned by such Earnout Participant, divided by the total number of Purchased Shares owned by all Earnout Participants (such percentage being each such Earnout Participant’s “Earnout Percentage”)) based on the consolidated gross revenue of Pubco and its Subsidiaries (including the Target Companies) (the “Gross Revenues”) during the calendar years ending each of December 31, 2023, December 31, 2024 and December 31, 2025 (each such calendar year, an “Earnout Year”) and the price of the Pubco Ordinary Shares during certain specified periods after the Closing.

6

(b) Escrow Agreement.

(i) At or prior to the Closing, Pubco, the Seller Representative and American Stock Transfer & Trust Company, LLC (or such other escrow agent mutually acceptable to JWAC and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Closing, in form and substance reasonably satisfactory to JWAC and the Company (the “Escrow Agreement”), pursuant to which the Earnings shall be held in the Escrow Agent and disbursed therefrom in accordance with the terms of this Section 2.3 and the Escrow Agreement. The Earnout Participants shall be shown as registered owners of the escrowed Earnout Shares on the register of members of Pubco, subject to the Earnout Transfer Restrictions, and shall be entitled to exercise voting rights with respect to the Earnout Shares, but any Earnings on the Earnout Shares while unvested shall be deposited into and retained in the Escrow Account until disbursed therefrom in accordance with the terms of this Section 2.3 and the Escrow Agreement. The Earnout Shares shall be allocated among the Earnout Participants pro rata based on their respective Earnout Percentages, and any Earnings that are disbursed to Earnout Participants in accordance with the terms of this Section 2.3 and the Escrow Agreement shall also be allocated amongst them based on their respective Earnout Percentages.

(ii) Within five (5) Business Days after a final determination described in Section 2.3(e) below that any Earnout Shares have become vested and earned by the Earnout Participants, Pubco and the Seller Representative shall provide joint written instructions to (i) the Escrow Agent to disburse the applicable Earnings thereon to the Earnout Participants, and (ii) Pubco’s transfer agent to remove the Earnout Transfer Restrictions on the Earnout Shares.

(iii) If at the end of a Price Measurement Period and the final determination in accordance with Section 2.3(e) below with respect to all potential Earnout Shares in the Earnout Tranche that could be earned by the Earnout Participants during such Price Measurement Period or Earnout Year that it applies to (whether from meeting a Price Earnout Milestone or Revenue Earnout Milestone), there are any Earnout Shares in the Earnout Tranche that have not been earned by the Earnout Participants during such Price Measurement Period or Earnout Year that it applies to, then the Earnout Participants hereby agree that the remaining Earnout Shares in such Earnout Tranche shall be surrendered for no consideration by the Earnout Participants, such surrendered Earnout Shares shall be cancelled by Pubco and returned to Pubco’s authorized but unissued share capital (and subsequent reissuance and delivery to the CVR Rights Agent in accordance with the terms of this Section 2.3 and the CVR Agreement), and within five (5) Business Days after such final determination, Pubco and the Seller Representative shall provide joint written Instructions to the Escrow Agent to disburse the Earnings for the Earnout Shares in such Earnout Tranche to Pubco.

7

(c) Vesting or Surrender of Earnout Shares. The Earnout Shares will vest and no longer be subject to potential surrender or the Earnout Transfer Restrictions, and the Earnout Participants will be entitled to receive the Earnings thereon, as follows:

(i) Up to a maximum of thirty percent (30%) of the total Earnout Shares (without giving effect to any prior surrenders of Earnout Shares), together with any Earnings on such Earnout Shares (the “First Tranche”), shall become vested and deemed earned by the Earnout Participants in accordance with their respective Earnout Percentages, and no longer subject to potential surrender or the Earnout Transfer Restrictions, as follows:

(A) in the event that (the “First Tranche Revenue Earnout Milestone”) the Gross Revenues (including the Target Companies for such full period, including periods prior to the Closing) as reported in the audited financial statements set forth in Pubco’s annual report on Form 20-F or 10-K for the calendar year ended December 31, 2023 as filed with the SEC, multiplied by the RMB Exchange Rate Adjustment (the “2023 Revenue”), exceeds $528,000,000 (the “2023 Minimum Revenue”), then, without duplication of clause (B) below, a number of Earnout Shares (along with Earnings thereon) equal to (a) 100% of the First Tranche multiplied by (b) a fraction equal to the lesser of (I) (x) the 2023 Revenue minus the 2023 Minimum Revenue, divided by (y) $801,000,000 and (II) one (1) shall become vested and deemed earned by the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions; or

(B) in the event that (the “First Tranche Price Earnout Milestone”) the closing price of the Pubco Ordinary Shares on the Trading Market is at least $13.00 per share (as equitably adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like and the Closing) for at least twenty (20) out of thirty (30) Trading Days during the period (the “First Tranche Price Measurement Period”) from the Closing through and including the thirtieth (30th) Trading Day after the date on which Pubco files its annual report on Form 20-F or 10-K for the calendar year ended December 31, 2023 with the SEC (the date of such filing, the “2023 Filing Date”), then, without duplication of clause (A) above, 100% of the First Tranche shall become vested and deemed earned by the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions.

(ii) Up to a maximum of thirty percent (30%) of the total Earnout Shares (without giving effect to any prior surrenders of Earnout Shares), together with any Earnings on such Earnout Shares (the “Second Tranche”), shall become vested and deemed earned by the Earnout Participants in accordance with their respective Earnout Percentages, and no longer subject to potential surrender or the Earnout Transfer Restrictions, as follows:

(A) in the event that (the “Second Tranche Revenue Earnout Milestone”) the Gross Revenues as reported in the audited financial statements set forth in Pubco’s annual report on Form 20-F or 10-K for the calendar year ended December 31, 2024 as filed with the SEC, multiplied by the RMB Exchange Rate Adjustment (the “2024 Revenue”), exceeds $870,000,000 (the “2024 Minimum Revenue”), then, without duplication of clause (B) below, a number of Earnout Shares (along with Earnings thereon) equal to (a) 100% of the Second Tranche multiplied by (b) a fraction equal to the lesser of (I) (x) the 2024 Revenue minus the 2024 Minimum Revenue, divided by (y) $2,206,000,000 and (II) one (1) shall become vested and deemed earned by the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions; or

8

(B) in the event that (the “Second Tranche Price Earnout Milestone”) the closing price of the Pubco Ordinary Shares on the Trading Market is at least $13.00 per share (as equitably adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like and the Closing) for at least twenty (20) out of thirty (30) Trading Days during the period (the “Second Tranche Price Measurement Period”) from the 2023 Filing Date until the thirtieth (30th) Trading Day after the date on which Pubco files its annual report on Form 20-F or 10-K for the calendar year ended December 31, 2024 with the SEC (the date of such filing, the “2024 Filing Date”), then, without duplication of clause (A) above, 100% of the Second Tranche shall become vested and deemed earned by and payable to the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions.

(iii) Any remaining Earnout Shares not included in the First Tranche or the Second Tranche, together with any Earning on such Earnout Shares (the “Final Tranche”, and each of the First Tranche, the Second Tranche and the Final Tranche, an “Earnout Tranche”), shall become vested and deemed earned by the Earnout Participants in accordance with their respective Earnout Percentages, and no longer subject to potential surrender or the Earnout Transfer Restrictions, as follows:

(A) in the event that (the “Final Tranche Revenue Earnout Milestone” and, each of the First Tranche Revenue Earnout Milestone, the Second Tranche Revenue Earnout Milestone and the Final Tranche Revenue Earnout Milestone, a “Revenue Earnout Milestone”) the Gross Revenues as reported in the audited financial statements set forth in Pubco’s annual report on Form 20-F or 10-K for the calendar year ended December 31, 2025 as filed with the SEC, multiplied by the RMB Exchange Rate Adjustment (the “2025 Revenue”), exceeds $1,616,000,000 (the “2025 Minimum Revenue”), then, without duplication of clause (B) below, a number of Earnout Shares (along with Earnings thereon) equal to (a) 100% of the Final Tranche multiplied by (b) a fraction equal to the lesser of (I) (x) the 2025 Revenue minus the 2025 Minimum Revenue, divided by (y) $3,215,000,000 and (II) one (1) shall become vested and deemed earned by the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions; or

(B) in the event that (the “Final Tranche Price Earnout Milestone” and, each of the First Tranche Price Earnout Milestone, the Second Tranche Price Earnout Milestone and the Final Tranche Price Earnout Milestone, a “Price Earnout Milestone” and each of a Price Earnout Milestone and a Revenue Earnout Milestone, an “Earnout Milestone”) the closing price of the Pubco Ordinary Shares on the Trading Market is at least $13.00 per share (as equitably adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like and the Closing) for at least twenty (20) out of thirty (30) Trading Days during the period (the “Final Tranche Price Measurement Period” and, each of the First Tranche Price Measurement Period, the Second Tranche Price Measurement Period and the Final Tranche Price Measurement Period, a “Price Measurement Period” and, the period from the Closing until the Final Tranche Price Measurement Period, the “Price Earnout Period”) from the 2024 Filing Date until the thirtieth (30th) Trading Day after the date on which Pubco files its annual report on Form 20-F or 10-K for the calendar year ended December 31, 2025 with the SEC (the date of such filing, the “2025 Filing Date”, and each of the 2023 Filing Date, the 2024 Filing Date and the 2025 Filing Date, a “Filing Date”), then, without duplication of clause (A) above, 100% of the Final Tranche shall become vested and deemed earned by the Earnout Participants (in accordance with their Earnout Percentages), and shall no longer be subject to potential surrender or the Earnout Transfer Restrictions.

9

(d) Distributions of Earnings and CVR Property. Any Earnings that are determined to have become vested and earned by the Earnout Participants in accordance with this Section 2.3, will be disbursed from the Escrow Account to the Earnout Participants in accordance with this Section 2.3 and the Escrow Agreement. Any Earnout Shares (and Earnings thereon) that are determined to have been surrendered by the Earnout Participants in accordance with this Section 2.3 will be, with respect to Pubco Ordinary Shares, cancelled by Pubco and returned to Pubco’s authorized but unissued share capital (with any other securities or property included within the surrendered Earnout Shares or Earnings being held in reserve by Pubco), and then promptly thereafter reissued by Pubco as newly issued Pubco Ordinary Shares, and other securities or property included within the surrendered Earnout Shares that are being held in reserve by Pubco shall be delivered, to the CVR Rights Agent for distribution to the holders of CVRs in accordance with the terms of this Section 2.3 and the CVR Agreement (such newly reissued Pubco Ordinary Shares and other securities or property included within the surrendered Earnout Shares that are delivered to the CVR Rights Agent, the “CVR Property”). Pursuant to the CVR Agreement, the CVR Property will be distributed by the CVR Rights Agent to the holders of CVRs promptly after the CVR Rights Agent’s receipt of the CVR Property, with the CVR Property (including each type of security or property included in the CVR Property) being allocated among all holders of CVRs pro rata, based on their respective number of CVRs held.

(e) Determination of Earnout.

(i) Pubco’s Chief Financial Officer (the “CFO”) shall monitor the closing price of the Pubco Ordinary Shares on the Trading Market on each Trading Day during the Price Earnout Period, and as promptly as practicable (but in any event within ten (10) Business Days) after the end of (A) each calendar month during the Price Earnout Period and (B) each Price Measurement Period, the CFO will prepare and send to the Seller Representative and Pubco’s Board of Directors (each, a “Reviewing Party”), with a copy to the Escrow Agent and the CVR Rights Agent, a written statement (each, a “Price Earnout Statement”) that sets forth (i) the closing price of the Pubco Ordinary Shares on the Trading Market on each Trading Day during the prior sixty (60) Trading Days (or if lesser, such number of Trading Days since the Closing) as of such calendar month or Price Measurement Period then ended and (ii) whether a Price Earnout Milestone has been achieved during such sixty (60) Trading Day period. Each Reviewing Party will have twenty (20) days after its receipt of a Price Earnout Statement to review it, and each Reviewing Party and its Representatives on its behalf may make inquiries to the CFO and related personnel and advisors of Pubco and its Subsidiaries regarding questions concerning or disagreements with the Price Earnout Statement arising in the course of their review thereof, and Pubco and its Subsidiaries shall provide reasonable cooperation in connection therewith. If either Reviewing Party has any objections to a Price Earnout Statement, then it shall deliver to the CFO and the other Reviewing Party, along with a copy to the Escrow Agent and the CVR Rights Agent, a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Reviewing Party within twenty (20) days following the date of delivery of such Price Earnout Statement, then such Reviewing Party will have waived its right to contest such Price Earnout Statement and the calculation of the closing price of the Pubco Ordinary Shares on the Trading Market on each Trading Day during the applicable portion of the Price Earnout Period (and whether a Price Earnout Milestone has been achieved) as set forth therein. If such written statement is delivered by a Reviewing Party within such twenty (20) day period, then the Reviewing Parties shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Reviewing Parties do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Reviewing Party the Reviewing Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 2.3(e)(iii) below.

10

(ii) As soon as practicable (but in any event within ten (10) Business Days) after each Filing Date, the CFO will prepare and deliver to the Reviewing Parties, with a copy to the Escrow Agent and the CVR Rights Agent, a written statement (each, a “Revenue Earnout Statement” and any of a Price Earnout Statement or a Revenue Earnout Statement, an “Earnout Statement”) that sets forth the CFO’s determination in accordance with the terms of this Section 2.3 of the Gross Revenue for the Earnout Year then ended, the applicable RMB Exchange Rate Adjustment and whether the applicable Revenue Earnout Milestone has been satisfied for such Earnout Year. Each Reviewing Party will have twenty (20) days after its receipt of a Revenue Earnout Statement to review it, and each Reviewing Party and its Representatives on its behalf may make inquiries to the CFO and related personnel and advisors of Pubco and its Subsidiaries regarding questions concerning or disagreements with the Revenue Earnout Statement arising in the course of their review thereof, and Pubco and its Subsidiaries shall provide reasonable cooperation in connection therewith. If either Reviewing Party has any objections to a Revenue Earnout Statement, such Reviewing Party shall deliver to the CFO and the other Reviewing Party, along with a copy to the Escrow Agent and the CVR Rights Agent, a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Reviewing Party within twenty (20) days following the date of delivery of such Revenue Earnout Statement, then such Reviewing Party will have waived its right to contest such Revenue Earnout Statement and the determination of the Gross Revenue and RMB Exchange Rate Adjustment for such Earnout Year (and whether the Revenue Earnout Milestone has been satisfied for such Earnout Year) as set forth therein. If such written statement is delivered by a Reviewing Party within such twenty (20) day period, then the Reviewing Parties shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Reviewing Parties do not reach a final resolution within such ten (10) Business Day period, then, upon the written request of either Reviewing Party, the Reviewing Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 2.3(e)(iii) below.

(iii) If a dispute with respect an Earnout Statement is submitted in accordance with this Section 2.3(e) to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 2.3(e)(iii). Each Reviewing Party agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert, and all other out-of-pocket costs and expenses incurred by a Reviewing Party in connection with resolving any dispute hereunder before the Independent Expert, will be borne by Pubco. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. Each Reviewing Party will use their commercially reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Reviewing Party will be entitled, as part of its presentation, to respond to the presentation of the other Reviewing Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 2.3(e)(iii). It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). Each Reviewing Party will request that the Independent Expert’s determination be made within thirty (30) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Reviewing Parties and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(f) Covenants Regarding Financial Reporting. Pubco hereby agrees that for each of its 2023, 2024 and 2025 fiscal years, it will (i) not change its fiscal year end from December 31 of such year, and (ii) report its consolidated revenues and other financial information in U.S. dollars in accordance with PCAOB standards.

(g) Changes in Business. Subject to the requirements of this Section 2.3 (including Section 2.3(f)), each of Pubco and its Subsidiaries, including the Target Companies, will be permitted, following the Closing, to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the Gross Revenues, the share price of the Pubco Ordinary Shares or otherwise the ability of the Earnout Participants to earn the Earnout Shares in accordance with this Section 2.3, and the Earnout Participants will not have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions. Notwithstanding the foregoing, Pubco shall not, and shall cause its Subsidiaries, including the Target Companies, to not, take or omit to take any action that is in bad faith and has the primary purpose of avoiding, reducing or preventing the achievement or attainment of the Earnout Milestones.

11

2.4 Surrender of Purchased Shares and Disbursement of Exchange Consideration.

(a) At the Closing, Pubco shall cause the Exchange Shares to be issued to each Seller in exchange for such Seller’s Pro Rata Share of the Exchange Shares in accordance with Section 2.2.

(b) At the Closing, each Seller will deliver to Pubco their Purchased Shares, including any certificates representing Company Shares (“Company Certificates”), along with applicable share power or transfer forms reasonably acceptable to Pubco and the Company will update its register of members accordingly.

2.5 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share.

2.6 Seller Consent Each Seller, as a shareholder or other security holder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Each Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Sellers as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company Organizational Documents, any other agreement in respect of the Company to which any Seller is a party or bound and all applicable Laws.

2.7 Termination of Certain Agreements. Without limiting the provisions of Section 12.2, The Company and the Sellers hereby agree that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company’s capital shares, and (b) any registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and the Company hereby waive any obligations of the parties under the Company Organizational Documents or any agreement described in clause (a) above with respect to the Transactions and the Ancillary Documents, and any failure of the parties to comply with the terms thereof in connection with the Transactions and the Ancillary Documents.

Article III
CLOSING

3.1 Closing. Subject to the satisfaction or waiver (by the Party for whose benefit the applicable condition exists, in such Party’s sole discretion) of the conditions set forth in Article X, the consummation of the Transactions (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as JWAC and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

12

Article IV
REPRESENTATIONS AND WARRANTIES OF JWAC

Except as set forth in (i) the disclosure schedules delivered by JWAC to the Company, Pubco and the Sellers on the Effective Date (the “JWAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR on or after November 1, 2021 and at least two (2) Business Days prior to the Effective Date (excluding any risk factors, forward-looking statements or similar predictive statements), JWAC represents and warrants to the Company, Pubco and the Sellers, as of the Effective Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

4.1 Organization and Standing. JWAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. JWAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. JWAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not reasonably be expected to result in a Material Adverse Effect on JWAC. JWAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. JWAC is not in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. JWAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of JWAC and (b) other than the Required Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of JWAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. JWAC’s board of directors, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of JWAC and JWAC’s stockholders in accordance with the DGCL, (ii) approved and adopted this Agreement, (iii) recommended that JWAC’s stockholders vote in favor of the approval of this Agreement, the Merger, and the other Stockholder Approval Matters in accordance with the DGCL (the “JWAC Recommendation”) and (iv) directed that this Agreement and the Stockholder Approval Matters be submitted to the JWAC stockholders for their approval, provided that, for the avoidance of doubt, each of the foregoing shall be subject to the provisions of Section 8.11(f). This Agreement has been, and each Ancillary Document to which JWAC is a party shall be when delivered, duly and validly executed and delivered by JWAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of JWAC, enforceable against JWAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

13

4.3 Governmental Approvals. Except as otherwise described in Schedule 4.3, no Consent of or with any Governmental Authority, on the part of JWAC is required to be obtained or made in connection with the execution, delivery or performance by JWAC of this Agreement and each Ancillary Document to which it is a party or the consummation by JWAC of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on JWAC.

4.4 Non-Contravention. Except as otherwise described in Schedule 4.4, the execution and delivery by JWAC of this Agreement and each Ancillary Document to which it is a party, the consummation by JWAC of the transactions contemplated hereby and thereby, and compliance by JWAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of JWAC’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, to the Knowledge of JWAC, conflict with or violate any Law, Order or Consent applicable to JWAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by JWAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of JWAC under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any JWAC Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on JWAC.

4.5 Capitalization.

(a) JWAC is authorized to issue 111,000,000 shares of capital stock, of which 100,000,000 shares are JWAC Class A Common Stock, 10,000,000 shares are JWAC Class B Common Stock and 1,000,000 shares are JWAC Preferred Stock. The issued and outstanding JWAC Securities as of the Effective Date are set forth on Schedule 4.5(a). As of the Effective Date, there are no issued or outstanding shares of JWAC Preferred Stock. All outstanding shares of JWAC Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, JWAC’s Organizational Documents or any Contract to which JWAC is a party. None of the outstanding JWAC Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, JWAC does not have any Subsidiaries or own any equity interests in any other Person.

14

(b) Except as set forth in Schedule 4.5(a) or Schedule 4.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of JWAC or (B) obligating JWAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating JWAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of JWAC to repurchase, redeem or otherwise acquire any shares of JWAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 4.5(b), there are no shareholders’ agreements, voting trusts or other agreements or understandings to which JWAC is a party with respect to the voting of any shares of JWAC.

(c) All Indebtedness of JWAC as of the Effective Date is disclosed on Schedule 4.5(c). Other than as set forth on Schedule 4.5(c), no Indebtedness of JWAC contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by JWAC or (iii) the ability of JWAC to grant any Lien on its properties or assets.

(d) Since the date of formation of JWAC, and except as contemplated by this Agreement, JWAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and JWAC’s board of directors has not authorized any of the foregoing.

4.6 SEC Filings; JWAC Financials; Internal Controls .

(a) JWAC, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed by JWAC with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent available on the SEC’s web site through EDGAR, JWAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) JWAC’s annual reports on Form 10-K for each fiscal year of JWAC beginning with the first year JWAC was required to file such a form, (ii) JWAC’s quarterly reports on Form 10-Q for each fiscal quarter that JWAC filed such reports to disclose its quarterly financial results in each of the fiscal years of JWAC referred to in clause (i) above, (iii) all other forms, reports, registration statements (including JWAC’s Registration Statements on Form S-1, which was originally filed on November 1, 2021 and made effective on December 6, 2021), prospectuses and other documents (other than preliminary materials) filed by JWAC with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

15

(b) As of the Effective Date, (A) the JWAC Common Stock and the JWAC Rights are listed on Nasdaq, (B) JWAC has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such JWAC Securities, (C) there are no Actions pending or, to the Knowledge of JWAC, threatened against JWAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such JWAC Securities on Nasdaq and (D) such JWAC Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(c) The financial statements and notes of JWAC contained or incorporated by reference in the SEC Reports (the “JWAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of JWAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with PCAOB standards.

(d) Except as and to the extent reflected or reserved against in the JWAC Financials, JWAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the JWAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since JWAC’s formation in the ordinary course of business. JWAC does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the Effective Date, no financial statements other than those of JWAC are required by GAAP to be included in the financial statements of JWAC.

(e) Since the IPO, JWAC has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of JWAC, (ii) “material weakness” in the internal controls over financial reporting of JWAC or (iii) fraud, whether or not material, that involves management or other employees of JWAC who have a significant role in the internal controls over financial reporting of JWAC.

(f) Except as not required in reliance on exemptions from various reporting requirements by virtue of JWAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) JWAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of JWAC’s financial reporting and the preparation of JWAC’s financial statements for external purposes in accordance with GAAP and (ii) JWAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to JWAC is made known to JWAC’s principal executive officer and principal financial officer by others within JWAC, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) JWAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

4.7 Absence of Certain Changes. As of the Effective Date, except as set forth in Schedule 4.7, JWAC has, since its formation, (a) conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) not been subject to a Material Adverse Effect.

16

4.8 Compliance with Laws. JWAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on JWAC, and JWAC has not received written notice alleging any violation of applicable Law in any material respect by JWAC.

4.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of JWAC, threatened Action to which JWAC is subject which would reasonably be expected to have a Material Adverse Effect on JWAC. There is no material Action that JWAC has pending against any other Person. JWAC is not subject to any material Orders of any Governmental Authority, nor, to the Knowledge of JWAC, are any such Orders pending. JWAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on JWAC.

4.10 Taxes and Returns.

(a) JWAC has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the JWAC Financials have been established in accordance with GAAP. Schedule 4.10(a) sets forth each jurisdiction where JWAC files or is required to file a Tax Return. There are no claims, assessments. audits, examinations, to the Knowledge of JWAC, investigations or other Actions pending against JWAC in respect of any material Tax, and JWAC has not been notified in writing of any material proposed Tax claims or assessments against JWAC (other than, in each case, claims or assessments for which adequate reserves in the JWAC Financials have been established in accordance with GAAP). There are no Liens with respect to any Taxes upon any of JWAC’s assets, other than Permitted Liens. JWAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by JWAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. JWAC is not, and never has been, a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(b) Since the date of its formation, JWAC has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

4.11 Employees and Employee Benefit Plans. Except as set forth on Schedule 4.11, JWAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Except as set forth on Schedule 4.11, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the Transactions and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of JWAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefit.

17

4.12 Properties. JWAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. JWAC does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Except as set forth on Schedule 4.13(a) or as disclosed in the SEC Reports, other than this Agreement and the Ancillary Documents, there are no Contracts to which JWAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by JWAC on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of JWAC or any of its current or future Affiliates, any acquisition of material property by JWAC or any of its current or future Affiliates, or restricts in any material respect the ability of JWAC or any of its current or future Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “JWAC Material Contract”). All JWAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each JWAC Material Contract: (i) the JWAC Material Contract (other than those set forth on Schedule 4.14) was entered into at arms’ length and in the ordinary course of business; (ii) is legal, valid, binding and enforceable in all material respects against JWAC and, to the Knowledge of JWAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) JWAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by JWAC, or permit termination or acceleration by the other party, under such JWAC Material Contract; and (iii) to the Knowledge of JWAC, no other party to any JWAC Material Contract is in breach or default in any material respect and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by JWAC under any JWAC Material Contract.

4.14 Transactions with Affiliates. Schedule 4.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the Effective Date under which there are any existing or future Liabilities or obligations between JWAC, on the one hand, and any (a) present or former director, officer, employee, manager, direct equityholder or Affiliate of JWAC, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of JWAC’s outstanding capital stock as of the Effective Date, on the other hand.

4.15 Investment Company Act; JOBS Act. JWAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. JWAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.16 Finders and Brokers. Except as set forth on Schedule 4.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from JWAC, Pubco, the Target Companies, the Sellers or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of JWAC. If applicable, Schedule 4.16 sets forth, as of the Effective Date, the amounts of any such fees or commissions that are due or would, upon the Closing, be due.

18

4.17 Certain Business Practices.

(a) Neither JWAC, nor, to the Knowledge of JWAC, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of JWAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder JWAC or assist it in connection with any actual or proposed transaction.

(b) The operations of JWAC are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving JWAC with respect to the any of the foregoing is pending or, to the Knowledge of JWAC, threatened.

(c) None of JWAC or any of its directors or officers, or, to the Knowledge of JWAC, any other Representative acting on behalf of JWAC is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and JWAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

4.18 Insurance. Schedule 4.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by JWAC relating to JWAC or its business, properties, assets, directors (as related to JWAC), officers (as related to JWAC) and employees (as related to JWAC), copies of which have been provided to Pubco. All premiums due and payable under all such insurance policies have been timely paid and JWAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of JWAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by JWAC. JWAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably be likely to result in a Material Adverse Effect on JWAC.

4.19 Information Supplied. None of the information supplied by JWAC expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to JWAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when supplied by DMCA or when such filing is made, if made by JWAC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by JWAC expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when supplied by DMCA or when such filing is made, if made by JWAC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, JWAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies, the Sellers or any of their respective Affiliates.

19

4.20 Independent Investigation. Effective as of the completion of JWAC’s due diligence review of the Target Companies as referenced in Section 2.2, JWAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies, Pubco and Merger Sub for such purpose. JWAC acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation, including the investigation to be undertaken following the Effective Date as referenced in Section 2.2, and the express representations and warranties of the Company, the Sellers, Pubco and Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to JWAC pursuant hereto, and the information provided by or on behalf of the Company, the Sellers, Pubco or Merger Sub for the Registration Statement; and (b) none of the Company, the Sellers, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to the Target Companies, the Sellers, Pubco or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to JWAC pursuant hereto.

4.21 Trust Account. As of the Effective Date, JWAC has an amount of assets in the Trust Account equal to approximately One Hundred Twenty-Seven Million Seven Hundred Sixty-Seven Thousand Dollars ($127,767,000). The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of JWAC and the Trustee, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. As of the Effective Date the Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. As of the Effective Date there are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of JWAC, that would entitle any Person (other than (i) in respect of deferred underwriting commissions set forth in Schedule 4.21 or Taxes, (ii) the holders of JWAC Securities prior to the Merger Effective Time who shall have elected to redeem their JWAC Common Stock pursuant to JWAC’s Organizational Documents or in connection with an amendment thereof to extend JWAC’s deadline to consummate a Business Combination or (iii) if JWAC fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, JWAC in limited amounts to permit JWAC to pay the expenses of the Trust Account’s liquidation and dissolution, and then JWAC’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem JWAC Common Stock pursuant to JWAC’s Organizational Documents, or in connection with an amendment thereof to extend JWAC’s deadline to consummate a Business Combination. As of the Effective Date, there are no Actions pending or, to the Knowledge of JWAC, threatened with respect to the Trust Account.

20

Article V

REPRESENTATIONS AND WARRANTIES OF PUBCO

Except as set forth in the disclosure schedules delivered by Pubco to JWAC and the Company on the Effective Date (the “Pubco Disclosure Schedules”), each Section of which qualifies the correspondingly numbered representation or warranty if specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, Pubco hereby represents and warrants to JWAC, the Company and the Sellers, as of the Effective Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

5.1 Incorporation and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to JWAC and the Company accurate and complete copies of the Organizational Documents of Pubco and Merger Sub, each as currently in effect. Neither Pubco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization; Binding Agreement. Each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and, subject to filing the Amended Pubco Charter, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement (including the filing of the Amended Pubco Charter), on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are expressly contemplated by this Agreement, including the Amended Pubco Charter, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

21

5.4 Non-Contravention. The execution and delivery by Pubco and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization.

(a) As of the Effective Date, (i) the share capital of Pubco is $50,000 divided into 500,000,000 ordinary shares, par value $0.0001 per share, of which one (1) Pubco Ordinary Share is issued and outstanding, which is owned by the Company, and (ii) Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco.

(b) As of immediately prior to the Closing Date and the consummation of the Merger and the Share Exchange, and following the filing of the Amended Pubco Charter, (i) the authorized share capital of Pubco will be $50,000 divided into 500,000,000 ordinary shares, par value $0.0001 per share, of which one (1) Pubco Ordinary Share will be issued and outstanding, which will be owned by the Company, and (ii) Merger Sub will be authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares will be issued and outstanding, and all of which will be owned by Pubco.

(c) Prior to giving effect to the Transactions, other than Merger Sub, Pubco does not have any Subsidiaries or own any equity interests in any other Person. As of immediately prior to the Closing, Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act.

(d) All outstanding Pubco Ordinary Shares as of the Effective Date are, and as of the Closing Date all of the Pubco Ordinary Shares issued in connection with the consummation of the Transactions will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of Pubco or Merger Sub or any Contract to which Pubco or Merger Sub is a party. None of the outstanding securities of Pubco or Merger Sub have been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, Merger Sub does not have any Subsidiaries and Pubco does not have any Subsidiaries other than Merger Sub, and, other than as set forth herein, neither Pubco nor Merger Sub own any equity interests in any other Person.

22

(e) There are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Pubco or Merger Sub or (B) obligating Pubco or Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating Pubco or Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. There are no outstanding obligations of Pubco or Merger Sub to repurchase, redeem or otherwise acquire any shares of Pubco or Merger Sub or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders’ agreements, voting trusts or other agreements or understandings to which Pubco or Merger Sub is a party with respect to the voting of any shares of Pubco or Merger Sub.

(f) All Indebtedness of Pubco and Merger Sub as of the Effective Date is disclosed on Schedule 5.5(f). Other than as set forth on Schedule 5.5(f), no Indebtedness of JWAC contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Pubco or Merger Sub or (iii) the ability of Pubco or Merger Sub to grant any Lien on its properties or assets.

(g) Since the date of formation of Pubco and Merger Sub, and except as contemplated by this Agreement, neither Pubco nor Merger Sub has declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and neither Pubco’s or Merger Sub’s respective board of directors has not authorized any of the foregoing.

5.6 Merger Shares and Exchange Shares; Pubco Warrants.

(a) All Merger Shares to be issued and delivered in accordance with Article I, and the shares of Pubco Ordinary Shares to be issued on any exercise of the Pubco Warrants (collectively, the “Merger Securities”) shall be, upon issuance and delivery of such Merger Securities, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Merger Securities, each holder thereof shall have good and valid title thereto, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the provisions of this Agreement and any Liens incurred by the holder thereof, and (iii) the issuance and sale of such Merger Securities pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

(b) Upon their issuance, the Pubco Warrants shall be duly authorized and validly issued and shall constitute the valid and binding obligation of Pubco to issue the Pubco Ordinary Shares upon exercise, enforceable against Pubco in accordance with their respective terms, subject to the Enforceability Exceptions. As of the Closing Date, Pubco shall have reserved out of its authorized and unissued share capital a number of Pubco Ordinary Shares to permit full exercise of the Pubco Warrants, and shall at all time retain in reserve out of its authorized and unissued share capital a number of Pubco Ordinary Shares to permit full exercise of any remaining unexercised Pubco Warrants for as long as such Pubco Warrants remain exercisable.

23

(c) All Exchange Shares to be issued and delivered in accordance with Article II to the Sellers shall be, upon issuance and delivery of such Exchange Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Exchange Shares each Seller shall have good and valid title to its portion of such Exchange Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Lock-Up Agreements, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such Exchange Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.7 Pubco and Merger Sub Activities. Since their formation, Pubco and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, or as set forth in the Disclosure Schedules, and, other than their respective Organizational Documents, this Agreement and the Ancillary Documents to which they are a party, Pubco and Merger Sub are not party to or bound by any Contract.

5.8 Pubco SEC Filings. The representations and warranties in this Section 5.8 shall be deemed given by Pubco on and as of the Closing Date.

(a) Pubco has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed by Pubco with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, all of which forms, reports, schedules, statements, registration statements, prospectuses and other documents (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other filings Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 5.8, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the Closing Date (A) the Pubco Ordinary Shares are listed on Nasdaq; (ii) Pubco has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Pubco Ordinary Shares, (C) there are no Actions pending or, to the Knowledge of Pubco, threatened against Pubco by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Pubco Ordinary Shares on Nasdaq and (D) such Pubco Ordinary Shares are in compliance with all of the applicable corporate governance rules of Nasdaq.

(c) The financial statements and notes of Pubco contained or incorporated by reference in the filings and reports referenced in Section 5.8(a) (the “Pubco Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Pubco at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with PCAOB standards.

24

(d) Except as and to the extent reflected or reserved against in the Pubco Financials, Pubco has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Pubco Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Pubco’s formation in the ordinary course of business. Pubco does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the Closing Date, no financial statements other than those of Pubco are required by GAAP to be included in the financial statements of Pubco.

(e) Pubco has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Pubco, (ii) “material weakness” in the internal controls over financial reporting of Pubco or (iii) fraud, whether or not material, that involves management or other employees of Pubco who have a significant role in the internal controls over financial reporting of Pubco.

(f) Except as not required in reliance on exemptions from various reporting requirements by virtue of Pubco’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, (i) Pubco has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Pubco’s financial reporting and the preparation of Pubco’s financial statements for external purposes in accordance with GAAP and (ii) Pubco has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Pubco is made known to Pubco’s principal executive officer and principal financial officer by others within Pubco, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) Pubco has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

5.9 Absence of Certain Changes. As of the Effective Date, except as set forth in Schedule 5.9, Pubco and Merger Sub have, since their respective formation, conducted no business other than their respective formation and activities related to this Agreement and the Transactions.

5.10 Compliance with Laws. Each of Pubco and Merger Sub is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Pubco or Merger Sub and neither Pubco and Merger Sub has received written notice alleging any violation of applicable Law in any material respect by Pubco and Merger Sub.

5.11 Actions; Orders; Permits. There is no pending or, to the Knowledge of Pubco, threatened Action to which Pubco or Merger Sub is subject which would reasonably be expected to have a Material Adverse Effect on either Pubco or Merger Sub. There is no material Action that Pubco or Merger Sub has pending against any other Person. Neither Pubco nor Merger Sub is subject to any material Orders of any Governmental Authority, nor, to the Knowledge of Pubco, are any such Orders pending. Each of Pubco and Merger Sub hold all material Permits necessary to lawfully conduct their respective business as presently conducted, and to own, lease and operate their respective assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Pubco or a Material Adverse Effect on Merger Sub.

25

5.12 Taxes and Returns.

(a) Each of Pubco and Merger Sub has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Pubco Financials have been established in accordance with GAAP. Schedule 5.12(a) sets forth each jurisdiction where Pubco or Merger Sub file or are required to file a Tax Return. There are no claims, assessments. audits, examinations, to the Knowledge of Pubco, investigations or other Actions pending against Pubco or Merger Sub in respect of any material Tax, and neither Pubco nor Merger Sub has been notified in writing of any material proposed Tax claims or assessments against Pubco or Merger Sub (other than, in each case, claims or assessments for which adequate reserves in the Pubco Financials have been established in accordance with GAAP). There are no Liens with respect to any Taxes upon any of Pubco or Merger Sub’s assets, other than Permitted Liens. Neither Pubco nor Merger Sub has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Pubco or Merger Sub for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. Other than each other, neither Pubco nor Merger Sub are not, and have never been, a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(b) Since the date of their respective formations, each of Pubco and Merger Sub has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

5.13 Employees and Employee Benefit Plans. Except as set forth on Schedule 5.13, neither Pubco nor Merger Sub (a) has any paid employees or (b) maintains, sponsors, contributes to or otherwise has any Liability under, any Benefit Plans. Except as set forth on Schedule 5.13, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the Transactions and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Pubco or Merger Sub; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefit.

5.14 Properties. Neither Pubco nor Merger Sub owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. Neither Pubco nor Merger Sub owns or leases any material real property or Personal Property.

5.15 Material Contracts.

(a) Except as set forth on Schedule 5.15(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which Pubco or Merger Sub is a party or by which any of their respective properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Pubco or Merger Sub on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Pubco or Merger Sub or any of their respective current or future Affiliates, any acquisition of material property by Pubco or Merger Sub or any of their respective current or future Affiliates, or restricts in any material respect the ability of Pubco or Merger Sub or any of their respective current or future Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “Pubco Material Contract”). All Pubco Material Contracts have been made available to the Company other than those that are exhibits to Pubco’s filings and reports referenced in Section 5.8(a).

26

(b) With respect to each Pubco Material Contract: (i) The Pubco Material Contract is legal, valid, binding and enforceable in all material respects against Pubco or Merger Sub, as applicable, and, to the Knowledge of Pubco, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) neither Pubco nor Merger Sub is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Pubco or Merger Sub, or permit termination or acceleration by the other party, under such Pubco Material Contract; and (iii) to the Knowledge of Pubco, no other party to any Pubco Material Contract is in breach or default in any material respect and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Pubco or Merger Sub under any Pubco Material Contract.

5.16 Transactions with Affiliates. Schedule 5.16 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the Effective Date under which there are any existing or future Liabilities or obligations between Pubco or Merger Sub, on the one hand, and any (a) present or former director, officer, employee, manager, direct equityholder or Affiliate of Pubco or Merger Sub, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Pubco’s or Merger Sub’s outstanding capital stock as of the Effective Date, on the other hand.

5.17 Investment Company Act; JOBS Act. Neither Pubco nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. Pubco constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.18 Certain Business Practices.

(a) Neither Pubco and Merger Sub, nor, to the Knowledge of Pubco, any of their respective Representatives acting on either of their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of Pubco or Merger Sub, as applicable, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Pubco or Merger Sub or assist it in connection with any actual or proposed transaction.

(b) The operations of Pubco and Merger Sub are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Pubco or Merger Sub with respect to the any of the foregoing is pending or, to the Knowledge of Pubco, threatened.

27

(c) None of Pubco, Merger Sub or any of their respective directors or officers, or, to the Knowledge of Pubco, any other Representative acting on behalf of Pubco or Merger Sub is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); neither Pubco nor Merger Sub has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

5.19 Insurance. Schedule 5.19 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Pubco or Merger Sub relating to Pubco or Merger Sub or their respective business, properties, assets, directors (as related to Pubco or Merger Sub), officers (as related to Pubco or Merger Sub) and employees (as related to Pubco or Merger Sub), copies of which have been provided to JWAC. All premiums due and payable under all such insurance policies have been timely paid and Pubco and Merger Sub are otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Pubco, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Pubco or Merger Sub. Pubco and Merger Sub have reported to their respective insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably be likely to result in a Material Adverse Effect on Pubco and or a Material Adverse Effect on Merger Sub.

5.20 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from JWAC, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco or Merger Sub.

5.21 Information Supplied. None of the information supplied or to be supplied by Pubco or Merger Sub expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to JWAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Pubco nor Merger Sub makes any representation, warranty or covenant with respect to any information supplied by or on behalf of JWAC, the Target Companies, the Sellers or any of their respective Affiliates.

5.22 Independent Investigation. Each of Pubco and Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies and JWAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and JWAC for such purpose. Each of Pubco and Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, the Sellers and JWAC set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the JWAC Disclosure Schedules) and in any certificate delivered to Pubco or Merger Sub pursuant hereto, and the information provided by or on behalf of the Company, the Sellers or JWAC for the Registration Statement; and (b) none of the Company, the Sellers, JWAC or their respective Representatives have made any representation or warranty as to the Target Companies, the Sellers, JWAC or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the JWAC Disclosure Schedules) or in any certificate delivered to Pubco or Merger Sub pursuant hereto.

28

Article VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to JWAC and Pubco on the Effective Date (the “Company Disclosure Schedules”), each Section of which qualifies the correspondingly numbered representation or warranty if specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to JWAC and Pubco, as of the Effective Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

6.1 Incorporation and Standing. The Company is a company duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except if the failure to be so qualified or licensed or be in good standing would not be material to the Target Companies taken as a whole. Schedule 6.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business as of the Effective Date. The Company has provided to JWAC accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

6.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and shareholders of the Company in accordance with the Company Organizational Documents, the Laws of the Cayman Islands and any other applicable Law, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

29

6.3 Capitalization.

(a) The authorized share capital of the Company is $50,000 divided into 500,000,000 shares of nominal or par value of $0.0001 each. The issued and outstanding share capital of the Company consists of 266,102,827 Company Shares, and there are no other issued or outstanding equity interests of the Company. The Sellers are the legal (registered) and beneficial owners, in the aggregate, of all of the Purchased Shares, with each Seller owning the Company Shares set forth on Schedule 6.3(a), all of which Company Shares are owned by the Sellers free and clear of any Liens other than those imposed under the Company Organizational Documents and applicable securities Laws. After giving effect to the Share Exchange, Pubco shall own all of the issued and outstanding equity interests of the Company free and clear of any Liens other than those imposed under the Company Organizational Documents and applicable securities Laws. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the Cayman Islands, any other applicable Law, the Company Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. The Company does not, directly or indirectly, hold any of its shares or other equity interests in treasury.

(b) No Target Company currently has, and no Target Company has had, since its formation, any stock option or other equity incentive plans. Except as set forth on Schedule 6.3(b), there are no Company Convertible Securities or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which any Target Company or, to the Knowledge of the Company, any of their respective shareholders are a party or bound relating to any equity securities of any Target Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 6.3(b), there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting of any Target Company’s equity interests. Except as set forth in the relevant Target Company’s Organizational Documents, there are no outstanding contractual obligations of any Target Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has any Target Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of each Target Company have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the Transactions, no equity interests of any Target Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of any Target Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials or as set forth on Schedule 6.3(c), since January 1, 2019, no Target Company has declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of such Target Company, the board of directors of such Target Company has not authorized any of the foregoing and the board of directors of such Target Company or of the Company has not authorized any of the foregoing.

30

6.4 Subsidiaries. Schedule 6.4 sets forth the name of each direct and indirect Subsidiary of the Company, and with respect to each such Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable); were offered, sold and delivered in compliance with all applicable securities Laws and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the applicable Subsidiary’s Organizational Documents or any Contract to which such Subsidiary is a party or by which such Subsidiary or its securities are bound; and are owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by the applicable Subsidiary’s Organizational Documents or applicable securities Laws). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 6.4, no Target Company owns or has any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. No Target Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any loan or capital contribution to any other Person.

6.5 Governmental Approvals. Except as otherwise described in Schedule 6.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

6.6 Non-Contravention. Except as otherwise described in Schedule 6.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

31

6.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the (i) audited consolidated balance sheets of the Target Companies as of December 31, 2021 (the “Balance Sheet Date”), and December 31, 2020, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the years then ended and (ii) reviewed and unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of March 31, 2022, and the related reviewed and unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the three (3) month period then ended True and correct copies of the Company Financials have been provided to JWAC. The Company Financials (i) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company maintains books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that are designed to provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (v) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. Since the Balance Sheet Date, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) As of the Effective Date, the Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 6.7(c), and in such amounts (including principal and any accrued but unpaid interest with respect to such Indebtedness), as set forth on Schedule 6.7(c). Except as disclosed on Schedule 6.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

32

(d) No Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any off-balance sheet obligations or any “variable interest entities” (within the meaning of Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Target Companies as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Target Companies that were delivered by or on behalf of any Target Company to JWAC or Pubco or their respective Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

6.8 Absence of Certain Changes. Except as set forth on Schedule 6.8 or for actions expressly contemplated by this Agreement, each Target Company: (a) since December 31, 2019 to the Effective Date, has conducted its business only in the ordinary course of business consistent with past practice, (b) since December 31, 2019, has not been subject to a Material Adverse Effect and (c) since December 31, 2019, has not taken any action or committed or agreed to take any action that would be prohibited by Section 8.2 (without giving effect to Schedule 8.2 ) if such action were taken on or after the Effective Date without the consent of JWAC.

6.9 Compliance with Laws. Except as set forth on Schedule 6.9, no Target Company is or since the date of its formation, has been in conflict or non-compliance with, or in default or violation of, any applicable Laws, except as would reasonably be expected to result in a Material Adverse Effect on the applicable Target Company, nor has any Target Company received, since the date of its formation, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound.

6.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to JWAC true, correct and complete copies of all material Company Permits. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and since January 1, 2019, no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any material Company Permit.

6.11 Litigation. Except as described on Schedule 6.11, as of the Effective Date, there is no (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened, against any Target Company (and no such Action has been brought or, to the Knowledge of the Company, threatened since the date of formation of the applicable Target Company); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since the date of its formation, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders in their capacity as such, its business, equity securities or assets. The items listed on Schedule 6.11, if finally determined adverse to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. Since the date of its formation, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

33

6.12 Material Contracts.

(a) Schedule 6.12(a) sets forth a true, correct and complete list of, and the Company has made available to JWAC (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound (each Contract required to be set forth on Schedule 6.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit in any material respect the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices other than those entered into in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $1,500,000, other than those incurred in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $1,500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $1,500,000 per year or $3,000,000 in the aggregate;

(viii) is with any Top Customer or Top Vendor;

34

(ix) obligates any Target Company to provide continuing indemnification or a guarantee of obligations of a third party after the Effective Date in excess of $1,500,000;

(x) is between any (A) Target Company and (B) any directors, officers or employees of a Target Company (other than at-will employment, assignment of Intellectual Property or confidentiality arrangements entered into in the ordinary course of business) or any other Related Person, including all non-competition, severance and indemnification agreements;

(xi) obligates any Target Company to make any capital commitment or expenditure in excess of $1,500,000 (including pursuant to any joint venture);

(xii) relates to a material settlement of any Action entered into within three (3) years prior to the Effective Date or under which any Target Company has outstanding obligations (other than customary confidentiality or non-disparagement obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney; or

(xiv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company were the registrant.

(b) Except as disclosed in Schedule 6.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the Transactions will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Target Companies, taken as a whole, in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

6.13 Intellectual Property.

(a) Schedule 6.13(a)(i) sets forth as of the Effective Date all Patents and Patent applications, trademarks and service mark registrations and applications, copyright registrations and applications and domain name registrations owned by a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (A) the title of the item, if applicable, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates. Schedule 6.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions that are material to the Target Companies’ businesses as currently conducted (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available to the public generally with license, maintenance, support and other fees of less than $20,000 per year, which are not required to be listed, although such licenses that are material to the Target Companies’ businesses as currently conducted are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any material Intellectual Property. Each Target Company owns, free and clear of all Liens (other than Permitted Liens) all Company IP. Except as set forth on Schedule 6.13(a)(iii), all material Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP.

35

(b) Each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. Other than Company IP, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions for material Intellectual Property necessary to operate the Target Companies as presently conducted. Each Target Company has performed all material obligations imposed on it in the applicable Company IP Licenses, has made all material payments required under the applicable Company IP Licenses to date, and such Target Company is not in material breach or material default thereunder. The continued use by the Target Companies of the material Intellectual Property that is the subject of the Company IP Licenses in the same or similar manner that it is currently being used is not prohibited by such Company IP Licenses in material respects. To the Knowledge of the Company, all registrations for material Copyrights, Patents and Trademarks that are owned by any Target Company are valid and in force.

(c) To the Knowledge of the Company, no Action is pending or threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any material Intellectual Property currently owned, licensed, used or held for use by the Target Companies, except for any Action relating to applications for Intellectual Property. During the past three (3) years, no Target Company has received any written or to the Knowledge of the Company, oral notice or claim that is currently pending, asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person in material respects is or may be occurring or has or may have occurred, in each case, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any material Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in any material respects in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently infringing, or has, in the past three (3) years, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect as a result of the ownership, use or license of any material Intellectual Property owned by a Target Company. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Intellectual Property owned by any Target Company and material to the Target Companies’ businesses as currently conducted (“Company IP”) in any material respect.

(d) All employees and independent contractors of a Target Company who develop material Intellectual Property for such Target Company have assigned to such Target Company such material Intellectual Property arising from the services performed for a Target Company by such Persons. To the Knowledge of the Company, no current or former officers, employees or independent contractors of a Target Company have claimed in writing any ownership interest in any material Intellectual Property owned by a Target Company. The Company has made available to JWAC true and complete copies of templates of written Contracts used by the Target Companies under which employees and independent contractors of a Target Company assigned the material Intellectual Property developed for a Target Company by such employees and independent contractors to such Target Company. Each Target Company has taken commercially reasonable security measures for the purposes of protecting the secrecy and confidentiality of the material Trade Secrets included in Company IP.

36

(e) To the Knowledge of the Company, during the past three (3) years, (i) no Person has obtained unauthorized access in any material respects to third party personal information and data regarding individuals that are protected by applicable data privacy Law, in the possession of a Target Company and (ii) nor has there been any other material compromise of the security, confidentiality or integrity of such information or data. Each Target Company has complied in all material respects with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of such personal information and its own privacy policies and guidelines.

(f) The consummation of any of the Transactions will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments by a Target Company under, or release of source code for software included in Company IP because of: (i) any Contract providing for the license granted by a Target Company to a third party to use material Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ material rights under such Contracts or Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the Transactions not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

6.14 Taxes and Returns Except as set forth on Schedule 6.14:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) Within the past three (3) years, no claim has ever been made against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any material Tax, and no Target Company has been notified in writing of any material proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

37

(e) Each Target Company has collected or withheld all material Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the ordinary course of business.

(g) No Target Company has participated in, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(h) No Target Company has any Liability for the Taxes of another Person (other than another Target Company) (i) as a transferee or successor or (ii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such Target Company with respect to any period following the Closing Date.

(i) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the Effective Date or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(j) No Target Company is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes.

6.15 Real Property. Schedule 6.15 contains a complete and accurate list of all premises currently leased or subleased by any Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto as of the Effective Date, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to JWAC a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable against the applicable Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

38

6.16 Personal Property. Except as set forth in Schedule 6.16, all items of Personal Property with a book value or fair market value of greater than One Hundred Thousand Dollars ($100,000) are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company.

6.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, and with respect to assets owned by any applicable Target Company, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the consolidated balance sheet of the Target Companies and (d) Liens set forth on Schedule 6.17. The assets (including Intellectual Property rights and contractual rights) of each Target Company constitute all of the assets, rights and properties that are used in the operation of the businesses of the applicable Target Company as it is now conducted or that are used or held by the applicable Target Company for use in the operation of its businesses and are adequate and sufficient for the operation of the businesses of the applicable Target Company as currently conducted.

6.18 Employee Matters.

(a) Except as set forth in Schedule 6.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company and, to the Knowledge of the Company, there are no activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 6.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has, to the Knowledge of the Company, provided any Target Company written or oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Except as set forth in Schedule 6.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

39

(c) Schedule 6.18(c) hereto sets forth a complete and accurate list as of the Effective Date of all employees (with names redacted) of the Target Companies showing for each as of such date (i) the employee’s staff identification number job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during the calendar year ending December 31, 2021, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the calendar year ending December 31, 2022. Except as set forth on Schedule 6.18(c), (A) no employee is a party to a written employment Contract with a Target Company, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Knowledge of the Company, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 6.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to JWAC by the Company.

(d) Schedule 6.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such independent contractor, date of retention and rate of remuneration. Except as set forth on Schedule 6.18(d), each such independent contractor is a party to a written contract with a Target Company and has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s Contract. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last three (3) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor’s engagement is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

6.19 Benefit Plans.

(a) Set forth on Schedule 6.19(a) is a true and complete list of each material Foreign Plan of each Target Company (each, a “Company Benefit Plan”). Except as set forth on Schedule 6.19(a), no Target Company maintains or contributes to (or has an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

(b) With respect to each material Company Benefit Plan which covers any current or former officer, director, individual consultant or employee (or beneficiary thereof) of a Target Company, the Company has made available to JWAC accurate and complete copies, if applicable, of: (i) the current plan documents and related trust agreements or annuity Contracts (including any amendments thereto), and written descriptions of any material Company Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all material communications in the past three (3) years with any Governmental Authority concerning any matter that is still pending or for which any Target Company has any outstanding material Liability.

40

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty that would result in material Liability to any Target Company has occurred; (iii) no Action that would result in a material Liability to the Target Companies is pending, to the Knowledge of the Company, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made. No Target Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the applicable Target Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not materially exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(e) The consummation of the Transactions and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under any Company Benefit Plan or under any applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, employee or independent contractor of any Target Company.

(f) Except to the extent required by applicable Law, no Target Company provides material health or life insurance benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

6.20 Environmental Matters. Except as set forth in Schedule 6.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all material Permits required for its business and operations by Environmental Laws (“Environmental Permits”), and no Action is pending or, to the Knowledge of the Company, threatened to revoke, modify in any material respect, or terminate any such Environmental Permit.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material in each case that would reasonably be expected to give rise to any material Liability. No Target Company has assumed, contractually or by operation of Law, any outstanding material Liabilities or obligations under any Environmental Laws.

(c) No Action is pending to the Knowledge of the Company, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

41

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation of any Target Company under applicable Environmental Laws. To the Knowledge of the Company, no fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) To the Knowledge of the Company, there is no investigation by any Governmental Authority of the business, operations, or currently owned, operated, or leased property of a Target Company pending or threatened in writing that could reasonably be expected to result in a Target Company incurring material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls, in each case that could reasonably be expected to result in a Target Company incurring any material Liability or obligation under applicable Environmental Laws.

(g) The Company has provided to JWAC all material environmental site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently owned, leased, or operated properties of any Target Company, in each case that are in the Company’s possession.

6.21 Transactions with Related Persons. Except as set forth on Schedule 6.21, no Target Company nor any officer or director of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has a position as an officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company), in each case, other than any Ancillary Document. Except as set forth on Schedule 6.21, or as contemplated by or provided for in any Ancillary Document, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. Except as set forth on Schedule 6.21, or as contemplated by or provided for in any Ancillary Document, the assets of the Target Companies do not include any material receivable or other material obligation from a Related Person, and the liabilities of the Target Companies do not include any material payable or other material obligation or commitment to any Related Person.

42

6.22 Insurance.

(a) Schedule 6.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to JWAC. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. To the Knowledge of the Company, each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. Since January 1, 2020, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Since January 1, 2020, no Target Company has made any insurance claim in excess of $100,000. Since January 1, 2020, each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. Since January 1, 2020, no Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

6.23 Top Customers and Suppliers. Schedule 6.23 lists, by dollar volume received by or paid to the Target Companies, as applicable, for the twelve (12) months ended on December 31, 2021, the ten (10) largest customers (with names redacted but with customer identification numbers provided in lieu thereof) of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Vendors”), along with the amounts of such dollar volumes. The relationships of each Target Company with the Top Customers and Top Vendors are good commercial working relationships and (i) no Top Vendor or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, has given any Target Company any written notice to cancel or otherwise terminate, any material relationships of such Person with a Target Company, and (ii) no Top Vendor or Top Customer has during the last twelve (12) months decreased materially or, to the Knowledge of the Company, threatened in writing to (A) stop, decrease or limit materially, or modify materially its material relationships with a Target Company or (B) stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Knowledge of the Company, no Top Vendor or Top Customer intends to refuse to pay any material amount due to any Target Company or seek to exercise any remedy against any Target Company, and (iv) no Target Company has within the past twelve (12) months been engaged in any material dispute with any Top Vendor or Top Customer.

6.24 Certain Business Practices.

(a) Since January 1, 2019, no Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Since January 1, 2019, no Target Company, nor any of their respective Representatives acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) Since January 1, 2019, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

43

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, or any other country comprehensively sanctioned by OFAC (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

6.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

6.26 Finders and Brokers. Except as set forth in Schedule 6.26, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from JWAC, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.

6.27 Information Supplied. None of the information supplied or to be supplied by the any Target Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to JWAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by any Target Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of JWAC or its Affiliates.

6.28 Independent Investigation. The Company has conducted its own respective independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of JWAC, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of JWAC, Pubco and Merger Sub for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of JWAC, Pubco and Merger Sub set forth in this Agreement (including the related portions of the JWAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of JWAC, Pubco or Merger Sub for the Registration Statement; and (b) none of JWAC, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to JWAC, Pubco or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the JWAC Disclosure Schedules) or in any certificate delivered to Company pursuant hereto.

44

Article VII
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby severally, and not jointly, represents and warrants to JWAC and Pubco, as of the Effective Date and as of the Closing, as follows:

7.1 Organization and Standing. Such Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

7.2 Authorization; Binding Agreement. Such Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which such Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Ownership. Such Seller is as of the Effective Date, and on the Closing Date will be, the record and beneficial owner and holder of, and the owner of good, valid and marketable title to, the Purchased Shares set forth opposite such Seller’s name on Annex I, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company Organizational Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than this Agreement. None of the Purchased Shares held by such Seller is subject to pre-emptive or similar rights, either pursuant to any Company Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Purchased Shares or other interests in the Company from such Seller. Upon delivery of such Seller’s Purchased Shares to Pubco on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Purchased Shares and good, valid and marketable title to such Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.

7.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Seller is required to be obtained or made in connection with the execution, delivery or performance by such Seller of this Agreement or any Ancillary Documents or the consummation by such Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of Seller to consummate the Transactions.

45

7.5 Non-Contravention. The execution and delivery by such Seller of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by such Seller of the transactions contemplated hereby and thereby, and compliance by such Seller with any of the provisions hereof and thereof, will not, (a) if such Seller is an entity, conflict with or violate any provision of such Seller’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to such Seller or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Seller under, (viii) give rise to any obligation to obtain any third party consent or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Seller is a party or such Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of such Seller to consummate the Transactions. If such Seller is an entity, the governing or managing body or persons of such Seller has authorized the execution and delivery of this Agreement by such Seller and has approved this Agreement and the Transactions.

7.6 No Litigation. There is no Action pending or, to the Knowledge of such Seller, threatened, nor any Order is outstanding, against or involving such Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Seller is or is required to be a party.

7.7 Investment Representations.

(a) Such Seller: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (c) has been advised and understands that the Exchange Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available and such Seller has complied with the requirements set forth in Section 7.7(b), and (iii) are subject to additional restrictions on transfer pursuant to such Seller’s Lock-Up Agreement (if applicable); (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that unless otherwise agreed Pubco is under no obligation hereunder to register the Exchange Shares under the Securities Act. Such Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of such Seller’s business or financial experience, or by reason of the business or financial experience of such Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), such Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Such Seller has carefully read and understands all materials provided by or on behalf of Pubco, JWAC or their respective Representatives to such Seller or such Seller’s Representatives pertaining to an investment in Pubco and has consulted, as such Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Seller. Such Seller acknowledges that the Exchange Shares are subject to dilution for events not under the control of such Seller. Such Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco, JWAC or their respective Representatives. Such Seller acknowledges and agrees that, except as set forth in Article IV (including the related portions of the JWAC Disclosure Schedules) and Article V, no representations or warranties have been made by Pubco, Merger Sub, JWAC or any of their respective Representatives, and that such Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. Such Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

46

(b) In addition to the requirements of Section 7.7(a), such Seller understands and agrees that if the Exchange Shares are to be sold pursuant to an exemption from registrations under the Securities Act, then (i) such Seller shall be required to have delivered to Pubco, at the cost of such Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Pubco, (ii) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Seller who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 7.7(b) and who is an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule), and such Seller shall have delivered to Pubco, at the cost of such Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Pubco; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Pubco nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(c) Such Seller understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

7.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from JWAC, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Seller.

7.9 Information Supplied. None of the information supplied or to be supplied by such Seller expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to JWAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by such Seller expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, such Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of JWAC or its Affiliates.

7.10 Independent Investigation. Such Seller has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of JWAC, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of JWAC, Pubco and Merger Sub for such purpose. Such Seller acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of JWAC, Pubco and Merger Sub set forth in this Agreement (including the related portions of the JWAC Disclosure Schedules) and in any certificate delivered to such Seller pursuant hereto, and the information provided by or on behalf of JWAC, Pubco or Merger Sub for the Registration Statement; and (b) none of JWAC, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to JWAC, Pubco, Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the JWAC Disclosure Schedules) or in any certificate delivered to such Seller pursuant hereto.

47

Article VIII
COVENANTS

8.1 Access and Information.

(a) During the period from the Effective Date and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Closing (the “Interim Period”), subject to Section 8.14, each of the Company, Pubco and Merger Sub (collectively with the Target Companies, the “Company Entities”) shall give, and shall cause their respective Representatives to give, JWAC and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company Entities as JWAC or its Representatives may reasonably request regarding the Company Entities and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of the Representatives of any Company Entity to reasonably cooperate with JWAC and its Representatives in their investigation; provided, however, that JWAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company Entities. JWAC hereby agrees that, during the Interim Period, it shall not contact any employee (other than executive officers), customer, supplier, distributor or other material business relation of any Company Entity regarding any Company Entity, its business or the Transactions and the Ancillary Documents without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company Entities shall not be required to provide access to any information (i) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

(b) During the Interim Period, subject to Section 8.14, JWAC shall give, and shall cause its Representatives to give, the Company Entities and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to JWAC or its Subsidiaries, as the Company Entities or their respective Representatives may reasonably request regarding JWAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of JWAC’s Representatives to reasonably cooperate with the Company Entities and their respective Representatives in their investigation; provided, however, that the Company Entities and their Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of JWAC or any of its Subsidiaries. Notwithstanding the foregoing, JWAC shall not be required to provide access to any information (i) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

48

8.2 Conduct of Business of the Company Entities and the Sellers.

(a) Unless JWAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Schedule 8.2, or as required by applicable Law (including COVID-19 Measures), the Company Entities shall, and shall cause their respective Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company Entities and their respective businesses, assets and employees, and (iii) use commercially reasonable efforts necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice; provided, that no action by any Company Entity with respect to matters specifically prohibited or restricted by any provision of Section 8.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 8.2(b).

(b) Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.2, or as required by applicable Law (including COVID-19 Measures), during the Interim Period, without the prior written consent of JWAC (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company Entities shall, and each shall cause their respective Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, prepay, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $1,500,000 individually or $3,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $1,500,000 individually or $3,000,000 in the aggregate, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any material Action relating to Taxes, file any material amended Tax Return or claim for a material refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

49

(vii) transfer or license to any Person, other than the license of Intellectual Property in the ordinary course of business, or otherwise permit to lapse or fail to preserve, any material Company Registered IP or other Company IP, or disclose any material Trade Secrets included in Company IP to any Person who has not entered into a written confidentiality agreement and is not otherwise subject to confidentiality obligations;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with such Party’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby but excluding any Action between two or more Parties as required to enforce this Agreement or any Party’s rights or obligations hereunder), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $500,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials or the consolidated financial statements of Pubco, as applicable;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in each case, except for transactions in the ordinary course of business;

(xvi) make any capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or complete any such plan or the transactions set forth therein;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate, other than pursuant to the terms of a Company Material Contract or other Contract not required to be disclosed as a Company Material Contract in existence as of the Effective Date or entered into in the ordinary course of business or in accordance with the terms of this Section 8.2 during the Interim Period, or pursuant to a Company Benefit Plan;

50

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than licensing of Intellectual Property in the ordinary course of business or suffer or incur any Lien on any their respective assets in excess of $500,000 individually or $1,000,000 in the aggregate;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of any Company Entity;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice);

(xxiv) change their principal place of business or jurisdiction of organization; or

(xxv) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), during the Interim Period, without the prior written consent of JWAC, (i) the Company shall not issue any Company Securities, and (ii) no Seller shall sell, transfer or dispose of any Company Securities owned by such Seller, in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Securities (the “New Seller”) executes and delivers to JWAC and the Company Parties a joinder agreement in form and substance reasonably acceptable to JWAC and Pubco to become bound by the terms and conditions of this Agreement as a Seller hereunder (a “Joinder”), as well as execute and deliver to JWAC and the Company Parties any Ancillary Documents which such New Seller would have been required to be a party or bound if such New Seller were a Seller on the Effective Date. The Parties shall make any appropriate adjustments to Annex I and each Seller’s Pro Rata Share and Earnout Percentage to account for such New Seller.

8.3 Conduct of Business of JWAC.

(a) Unless the Company and Pubco shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Schedule 8.3, or as required by applicable Law, JWAC shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to JWAC and its Subsidiaries and their respective businesses, assets and employees, and (iii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice; provided, that no action by JWAC with respect to matters specifically prohibited or restricted by any provision of Section 8.3(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 8.3(b). Notwithstanding anything to the contrary in this Section 8.3, nothing in this Agreement shall prohibit or restrict JWAC from extending one or more times, in accordance with the JWAC Charter and IPO Prospectus, or by amendment to the JWAC Charter, the deadline by which it much complete its Business Combination as set forth in Section 11.2 (each, an “Extension”), and no consent of any other Party shall be required in connection therewith.

51

(b) Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement (including as contemplated by any PIPE Investment) or any Ancillary Document or as set forth on Schedule 8.3, or as required by applicable Law, during the Interim Period, without the prior written consent of the Company and Pubco (such consent not to be unreasonably withheld, conditioned or delayed), JWAC shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $200,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 8.3(b)(iv) shall not prevent JWAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions, including any PIPE Investment in accordance with Section 8.18, up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

(v) make or rescind any material election relating to Taxes, settle any material Action relating to Taxes, file any amended Tax Return or claim for material refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to JWAC or JWAC’s ability to consummate the Transactions;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

52

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting JWAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby but excluding any Action between two or more Parties as required to enforce this Agreement or any Party’s rights or obligations hereunder), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, JWAC or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the JWAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $200,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or complete any such plan or the transactions set forth therein (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $200,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the Effective Date or entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

53

(xx) change their principal place of business or jurisdiction of organization; or

(xxi) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month completed after the Effective Date and within forty-five (45) calendar days following the end of each three-month quarterly period completed after the Effective Date, the Company shall deliver to JWAC an unaudited monthly management account or an unaudited quarterly consolidated income statement and consolidated balance sheet, as applicable, of the Target Companies for the applicable calendar month or quarterly period, as applicable. From the Effective Date through the Closing Date, the Company will also promptly deliver to JWAC copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

8.5 JWAC Public Filings. During the Interim Period, JWAC will use its commercially reasonable efforts to remain current with its reporting obligations pursuant to the Securities Act and the Exchange Act and to and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Merger to maintain the listing of the JWAC Common Stock and the JWAC Rights on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares.

8.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to any Company Entity, the Sellers and their respective Affiliates, a transaction (other than the Transactions) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to JWAC and its Affiliates, a transaction (other than the Transactions) concerning a Business Combination for JWAC, and in each case, other than transfers of the Purchased Shares among the Sellers or to an employee of a Target Company who becomes a Seller as long as such employee will sign a Joinder and execute and deliver any other documents required by Section 8.2(c) hereof.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company, Pubco and JWAC, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates (or with respect to any Seller, any Target Company) or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in furtherance of any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

54

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives (or with respect to the Company, any Seller) of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.7 No Trading. The Company Entities and the Sellers each acknowledge and agree that each of them is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of JWAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company Entities and the Sellers each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of JWAC, communicate such information to any third party, take any other action with respect to JWAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, any Seller): (a) fails to comply with any material covenant or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, any Seller) hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is required in connection with the Transactions or (ii) any material non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, any Seller); (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions; (d) discovers any fact or circumstance that, or becomes aware of the occurrence of any event the occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article X not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any material Action against such Party or any of its Affiliates (or, with respect to the Company, any Seller), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party (or, with respect to the Company, any Seller) with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

55

8.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions.

(b) In furtherance and not in limitation of Section 8.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the Effective Date, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the Transactions and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or with respect to the Company, any Seller) receives any notice from such Governmental Authorities in connection with the Transactions, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for one or more Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions or the Ancillary Documents.

56

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to Pubco, during the Interim Period, the Company, Pubco and Merger Sub shall take all reasonable actions necessary to cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Closing.

8.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

8.11 The Registration Statement.

(a) As promptly as practicable after the Effective Date, JWAC and Pubco shall jointly prepare, and Pubco shall (at the sole cost and expense of JWAC with respect to any applicable SEC filing fees and/or registration fees) file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of JWAC Securities prior to the Merger Effective Time, which Registration Statement will also contain a proxy statement of JWAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies or votes from JWAC shareholders for the matters to be acted upon at the Special Stockholder Meeting and providing the Public Stockholders an opportunity in accordance with JWAC’s Organizational Documents and the IPO Prospectus to have their JWAC Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from JWAC shareholders to vote, at a special meeting of JWAC stockholders to be called and held for such purpose (the “Special Stockholder Meeting”), in favor of resolutions approving (A) the adoption and approval of this Agreement and the Transactions (including, to the extent required, the issuance of the Exchange Shares and the PIPE Shares), by the holders of JWAC Common Stock in accordance with JWAC’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (B) to the extent required by the Federal Securities Laws or the Laws of the Cayman Islands, the adoption of the Amended Pubco Charter, (C) the adoption and approval of a new equity incentive plan for Pubco, which will be in form and substance reasonably acceptable to the Company and JWAC and which will provide that the total awards under such equity incentive plan will be a number of Pubco Ordinary Shares equal to five percent (5%) of the aggregate number of Pubco Ordinary Shares issued and outstanding immediately after the Closing, (D) the appointment of the members of the Post-Closing Pubco Board, in each case in accordance with Section 8.15 hereof, (E) such other matters as the Company, Pubco and JWAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (A) through (E), collectively, the “Stockholder Approval Matters”, and (F) the adjournment of the Special Stockholder Meeting, if necessary or desirable in the reasonable determination of JWAC.

57

(b) Subject to the provisions of Section 8.11(f), JWAC, acting through the JWAC Board (or a committee thereof), shall (i) make the JWAC Recommendation and include such JWAC Recommendation in the Proxy Statement and (ii) use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of the Stockholder Approval Matters, and (iii) take all other action necessary or advisable to secure the approval of the Stockholder Approval Matters. If on the date for which the Special Stockholder Meeting is scheduled, JWAC has not received proxies and votes representing a sufficient number of shares to obtain the Stockholder Approval Matters, whether or not a quorum is present, JWAC may make one or more successive postponements or adjournments of the Special Stockholder Meeting. In connection with the Registration Statement, JWAC and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law, JWAC’s Organizational Documents, Pubco’s Organizational Documents, the Laws of the Cayman Islands, the DGCL and the rules and regulations of the SEC and Nasdaq. JWAC and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company Entities shall provide JWAC with such information concerning the Company Entities and the Target Companies and their equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(c) JWAC and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Stockholder Meeting and the Redemption. Each of JWAC, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company Parties and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information has become false or misleading in any material respect or as otherwise required by applicable Laws. JWAC and Pubco shall amend or supplement the Registration Statement and Pubco shall (at the sole cost and expense of JWAC) file the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to JWAC’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and JWAC’s Organizational Documents.

(d) JWAC and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. JWAC and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that JWAC, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Stockholder Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

58

(e) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, JWAC and Pubco shall distribute the Registration Statement to JWAC’s shareholders and, JWAC shall call the Special Stockholder Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(f) JWAC and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, JWAC’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Stockholder Meeting and the Redemption.

8.12 Change of Recommendation.

(a) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Required Stockholder Approval, the JWAC Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that in response to a Intervening Event, making a JWAC Change of Recommendation is necessary for the JWAC Board to comply with its fiduciary duties under applicable Law, the JWAC Board may, prior to obtaining the Required Stockholder Approval, make a JWAC Change of Recommendation; provided, however, that JWAC shall not be entitled to make, or agree or resolve to make, a JWAC Change of Recommendation unless (i) JWAC delivers to Pubco a written notice (an “Intervening Event Notice”) advising Pubco that the JWAC Board proposes to take such action and containing the material facts underlying the JWAC Board’s determination that an Intervening Event has occurred and that to make a JWAC Change of Recommendation is necessary for the JWAC Board to comply with its fiduciary duties under applicable Law and (ii) at or after 5:00 p.m., New York time, on the fourth (4th) Business Day immediately following the day on which JWAC delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m., New York time, on the fourth (4th) Business Day immediately following the day on which JWAC delivered the Intervening Event Notice (it being understood that any material development with respect to a Intervening Event shall require a new notice but with an additional three (3) Business Day (instead of four (4) Business Day) period from the date of such notice), the “Intervening Event Notice Period”), the JWAC Board reaffirms in good faith (after consultation with its outside legal counsel and financial advisor) that making a JWAC Change of Recommendation is necessary for the JWAC Board to comply with its fiduciary duties under applicable Law. If requested by the Company, JWAC shall, and shall use its commercially reasonable efforts to cause its Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with the Company Parties and their Representatives to make such adjustments in the terms and conditions of this Agreement so that a JWAC Change of Recommendation is not necessary for JWAC Board to comply with the JWAC Board’s fiduciary duties under applicable Law.

(b) JWAC agrees that, unless this Agreement is terminated in accordance with the terms herein, its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Stockholder Meeting for the purpose of obtaining the Required Stockholder Approval shall not be affected by any JWAC Change of Recommendation, and JWAC agrees to establish a record date for, duly call, give notice of, convene and hold the Special Stockholder Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement (including the Stockholder Approval Matters) as required herein, regardless of whether or not there shall be any JWAC Change of Recommendation.

59

8.13 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of JWAC, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), JWAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which provided to the Company for review and comment no later than two (2) Business Days after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which JWAC shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

60

8.14 Confidential Information.

(a) The Company Entities and the Sellers agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any JWAC Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the JWAC Confidential Information without JWAC’s prior written consent; and (ii) in the event that the Company Entities, any Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any JWAC Confidential Information, (A) provide JWAC to the extent legally permitted with prompt written notice of such requirement so that JWAC or an Affiliate thereof may seek, at JWAC’s cost, a protective Order or other remedy or waive compliance with this Section 8.14(a), and (B) in the event that such protective Order or other remedy is not obtained, or JWAC waives compliance with this Section 8.14(a), furnish only that portion of such JWAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such JWAC Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company Entities and the Sellers shall, and shall cause their respective Representatives to, promptly deliver to JWAC or destroy (at JWAC’s election) any and all copies (in whatever form or medium) of JWAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Pubco and its Representatives shall be permitted to disclose any and all JWAC Confidential Information to the extent required by the Federal Securities Laws and (y) Pubco shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of JWAC disclosed to such Person until such information ceases to be a Trade Secret, subject to any disclosure as may be required pursuant to clause (ii) of the first sentence of this Section 8.14(a).

(b) JWAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that JWAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 8.14(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 8.14(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, JWAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at JWAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, JWAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws, and (y) JWAC shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of the Company disclosed to such Person until such information ceases to be a Trade Secret, subject to any disclosure as may be required pursuant to clause (ii) of the first sentence of this Section 8.14(b).

(c) For the avoidance of doubt, the obligations set forth in this Section 8.14 are in addition to and shall not supersede any continuing obligations with respect to any JWAC Confidential Information or Company Confidential Information under any existing confidentiality agreements.

61

8.15 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) two (2) persons that are designated by JWAC prior to the Closing (the “JWAC Directors”), each of whom shall be required to qualify as an independent director under Nasdaq rules, (ii) four (4) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules; and (iii) one (1) person that is mutually agreed upon and designated by JWAC and the Company prior to the Closing (the “Independent Director”), who shall be required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, Pubco will provide each JWAC Director, Company Director and the Independent Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such JWAC Director, Company Director or Independent Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

8.16 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of each Company Entity, each Target Company and JWAC and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the applicable Party (the “D&O Indemnified Persons”) as provided in JWAC’s Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and JWAC, in each case as in effect on the Effective Date, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Merger Effective Time, Pubco shall cause the Organizational Documents of each Company Entity and JWAC to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the Effective Date in the Organizational Documents of the applicable Party to the extent permitted by applicable Law. The provisions of this Section 8.16 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of JWAC’s directors and officers, JWAC shall be permitted prior to the Merger Effective Time to obtain and fully pay the premium for a “tail” insurance policy (at an aggregate cost that is borne by JWAC of no higher than 200% of the annual premium of JWAC’s directors’ and officers’ liabilities insurance policy as of the Effective Date) that provides coverage for up to a six-year period from and after the Merger Effective Time for events occurring prior to the Merger Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than JWAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and JWAC shall, for a period of six (6) years after the Merger Effective Time, maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and JWAC shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance. The D&O Indemnified Parties are intended third party beneficiaries of this Agreement for purposes of this Section 8.16 and shall have the right to enforce this Section 8.16 as though a party to this Agreement.

62

8.17 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco or JWAC from any PIPE Investment shall first be used to pay (i) JWAC’s accrued Expenses, including JWAC’s deferred Expenses of the IPO and (ii) any loans owed by JWAC to Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of JWAC. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Closing. Any remaining cash will be transferred to a Target Company or Pubco and used for working capital and general corporate purposes.

8.18 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, JWAC may, but shall not be required to (and if requested by JWAC, Pubco will), enter into and consummate subscription agreements with investors relating to a private equity investment in JWAC or Pubco to purchase shares of JWAC or Pubco (“PIPE Shares”) in connection with a private placement, and/or enter into backstop or redemption waiver arrangements with potential investors, in either case on terms mutually agreeable to the Company, JWAC and Pubco, acting reasonably (a “PIPE Investment”), and, if JWAC elects to seek a PIPE Investment, Pubco, JWAC and the Company shall, and shall use commercially reasonable efforts to cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by JWAC).

Article IX

SURVIVAL AND INDEMNIFICATION

9.1 No Survival.

(a) All representations and warranties of the Parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents and instruments furnished pursuant to this Agreement on or after the Effective Date), shall terminate at, and not survive, the Closing and no claim (including any Fraud Claim) for indemnification may be made with respect thereto.

(b) The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are contemplated to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Article X

CLOSING CONDITIONS

10.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and JWAC of the following conditions:

(a) Required Stockholder Approval. The Stockholder Approval Matters that are submitted to the vote of the shareholders of JWAC at the Special Stockholder Meeting in accordance with the Proxy Statement shall have been approved by the Required Stockholder Approval.

63

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws set forth in Schedule 10.1(b) shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from any Governmental Authority in order to consummate the Transactions, including those as set forth in Schedule 10.1(c), shall have been obtained or made.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(e) Net Tangible Assets. JWAC shall have consolidated net tangible assets of at least $5,000,001 (as calculated and determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) either immediately prior to the Closing (after giving effect to the Redemption and any PIPE Investment) or upon the Closing after giving effect to the Transactions (including the Redemption and any PIPE Investment).

(f) Pubco Charter Amendment. At or prior to the Closing, Pubco shall have amended and restated the memorandum and articles of association of Pubco in a form acceptable to JWAC and the Company (the “Amended Pubco Charter”).

(g) Foreign Private Issuer Status. Each of the Company and JWAC shall have received evidence reasonably satisfactory to such Party that Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act as of the Closing.

(h) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(i) Nasdaq Listing. The Exchange Shares to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq, subject only to the official notice of issuance, and, as of immediately following the Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Pubco shall not have received any notice of non-compliance therewith.

(j) No Action. There shall not be any Action brought by a third party that is not an Affiliate of the Parties to enjoin or otherwise restrict the consummation of the Closing.

(k) Joinder by New Sellers. Any Person who has acquired any equity securities of the Company, or any other equity or debt interests in the Company which could be exchanged or converted into any equity securities of the Company, and who is therefore a “New Seller”, shall have executed a joinder to this Agreement as contemplated in Section 8.2(c), and shall otherwise have satisfied the conditions of Section 8.2(c) such that, as of the Closing, the Sellers own 100% of the issued and outstanding equity securities of the Company.

64

10.2 Conditions to Obligations of the Company Entities and the Sellers. In addition to the conditions specified in Section 10.1, the obligations of the Company Entities and the Sellers to consummate the Transactions are subject to the satisfaction or written waiver (by the Company and Pubco) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of JWAC set forth in this Agreement and in any certificate delivered by or on behalf of JWAC pursuant hereto shall be true and correct on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the JWAC Fundamental Representations, immaterial inaccuracies, and (iii) for all representations and warranties of JWAC other than the JWAC Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, JWAC.

(b) Agreements and Covenants. JWAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to JWAC since the Effective Date which is continuing and uncured.

(d) Certain Ancillary Documents. The Sponsor Support Agreement and the Insider Letter Amendment shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e) Closing Deliveries.

(i) Officer Certificate. JWAC shall have delivered to the Company and Pubco a certificate, dated the Closing Date, signed by an executive officer of JWAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.2(a), 10.2(b) and 10.2(c) with respect to JWAC.

(ii) Secretary Certificate. JWAC shall have delivered to the Company and Pubco a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of JWAC’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Merger Effective Time), (B) the resolutions of JWAC’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which JWAC is or is required to be a party or otherwise bound.

(iii) Good Standing. JWAC shall have delivered to the Company and Pubco a good standing certificate (or similar documents applicable for such jurisdictions) for JWAC certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of JWAC’s jurisdiction of organization and from each other jurisdiction in which JWAC is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Amended and Restated Registration Rights Agreement Amendment. The Company and Pubco shall have received a copy of the Amended and Restated Registration Rights Agreement to, among other matters, have Pubco assume the registration obligations of JWAC under the Founder Registration Rights Agreement and have such rights apply to the Pubco Securities, and to join the Sellers as parties thereto, in substantially the form attached as Exhibit D hereto (the “Amended and Restated Registration Rights Agreement”), duly executed by JWAC, the holders of a majority of the “Registrable Securities” pursuant to the Founder Registration Rights Agreement, and by the Sellers joining thereto.

65

(v) Escrow Agreement. The Company shall have received a copy of the Escrow Agreement, in form and substances reasonably acceptable to the Company, duly executed by Pubco, the Seller Representative and the Escrow Agent.

(vi) CVR Agreement. The Company shall have received a copy of the CVR Agreement, in form and substance reasonably acceptable to the Company, duly executed by Pubco and the CVR Rights Agent.

(f) Appointment to the Board. The Company Directors and the Independent Director shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.15.

(g) Minimum Cash Condition. Upon the Closing, JWAC shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, net of JWAC’s unpaid Expenses or Liabilities, at least equal to Ten Million U.S. Dollars ($10,000,000).

10.3 Conditions to Obligations of JWAC. In addition to the conditions specified in Section 10.1, the obligations of JWAC to consummate the Transactions are subject to the satisfaction or written waiver (by JWAC) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company Entities and the Sellers set forth in this Agreement and in any certificate delivered by or on behalf of the Company Entities or any Seller pursuant hereto shall be true and correct on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the Company and Sellers Fundamental Representations, immaterial inaccuracies, and (iii) for all representations and warranties of the Company Pubco, Merger Sub and the Sellers other than the Company and Sellers Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company Entities or any Seller, as applicable.

(b) Agreements and Covenants. The Company Entities and the Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company or Pubco since the Effective Date which is continuing and uncured.

(d) Certain Ancillary Documents. Each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e) Closing Deliveries.

(i) Officer Certificate. JWAC shall have received a certificate from the each Company Entity, dated as the Closing Date, signed by an executive officer of each Company Entity in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.3(a), 10.3(b) and 10.3(c), as applicable to each Company Entity.

66

(ii) Seller Certificate. JWAC shall have received a certificate from each Seller, dated as the Closing Date, signed by such Seller, certifying as to the satisfaction of the conditions specified in Sections 10.3(a) and 10.3(b) with respect to such Seller.

(iii) Secretary Certificates. The Company and Pubco shall each have delivered to JWAC a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Merger Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iv) Good Standing. The Company shall have delivered to JWAC good standing certificates (or similar documents applicable for such jurisdictions) for each Company Entity and each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Company Entity’s or the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Company Entity or Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions. Pubco shall have delivered to JWAC good standing certificates (or similar documents applicable for such jurisdictions) for each of Pubco and Merger Sub certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Pubco’s and Merger Sub’s jurisdiction of organization and from each other jurisdiction in which Pubco or Merger Sub is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(v) Employment Agreements. JWAC shall have received employment agreements, in each case effective as of the Closing, in form and substance acceptable to JWAC and the Company, between each of the persons set forth on Schedule 10.3(e)(v) hereto and the applicable Company Entity or Target Company, as noted in Schedule 10.3(e)(v), each such employment agreement duly executed by the parties thereto.

(vi) Amended and Restated Registration Rights Agreement Amendment. JWAC shall have received a copy of the Amended and Restated Registration Rights Agreement, duly executed by Pubco and the Sellers a party thereto.

(vii) Termination of Convertible Securities. Solely to the extent that any Company Convertible Securities is then issued and outstanding, JWAC shall have received evidence reasonably acceptable to JWAC that any issued and outstanding Company Convertible Securities have been terminated, without any consideration, payment or Liability therefor. Solely to the extent that any Company Convertible Securities is then issued and outstanding, JWAC shall have received evidence reasonably acceptable to JWAC that any issued and outstanding Company Convertible Securities have been terminated, without any consideration, payment or Liability therefor.

(viii) Share Certificates and Transfer Instruments. JWAC shall have received copies of each Seller’s Company Certificates and other instruments or documents representing the Purchased Shares, if applicable, together with executed instruments of transfer in respect of the Purchased Shares in favor of Pubco (or its nominee) and in form reasonably acceptable for transfer on the books of the Company.

67

(ix) Termination of Certain Contracts. JWAC shall have received evidence reasonably acceptable to JWAC that the Contracts set forth on Schedule 10.3(e)(ix) involving any of the Company Entities or the Target Companies and/or Sellers or other Related Persons shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

(x) Non-Competition Agreement. JWAC shall have received from the Company copies of Non-Competition and Non-Solicitation Agreements in favor of Pubco, JWAC and the Company, in form and substance acceptable to JWAC and the Company (each, a “Non-Competition Agreement”) executed by Pubco, the Company and those Sellers set forth on Schedule 10.3(e)(x) hereto.

(xi) Escrow Agreement. JWAC shall have received a copy of the Escrow Agreement, in form and substances reasonably acceptable to JWAC, duly executed by Pubco, the Seller Representative and the Escrow Agent.

(xii) CVR Agreement. JWAC shall have received a copy of the CVR Agreement, in form and substance reasonably acceptable to JWAC, duly executed by Pubco and the CVR Rights Agent.

(f) Appointment to the Board. The JWAC Directors and the Independent Director shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.15.

10.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to any Company Entity, any Target Company or any Seller) to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article XI

TERMINATION AND EXPENSES

11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of JWAC and the Company;

(b) by written notice by JWAC to the Company, or by the Company to JWAC, if any of the conditions to the Closing set forth in Article X have not been satisfied or waived by December 6, 2022 (as extended pursuant to the provisions of Section 11.2, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to any Company Entity or any Seller) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by JWAC to the Company, or by the Company to JWAC if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to any Company Entity or any Seller) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

68

(d) by written notice by the Company to JWAC, if (i) there has been a breach by JWAC of any of JWAC’s representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of JWAC shall have become untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied (provided that for purposes of this Section 11.1(d), any reference to the Closing Date in, or any applicability of the Closing Date to, any such representations, covenants or agreements shall be deemed a reference to the Effective Date or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii)), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to JWAC by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if at such time the Company Entities or any Seller is in material uncured breach of this Agreement which would result in a failure of any condition set forth in Section 10.3(a) or Section 10.3(b) from being satisfied;

(e) by written notice by JWAC to the Company, if (i) there has been a breach by the Company Entities or any Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.3(a) or Section 10.3(b) to be satisfied (provided that for purposes of this Section 11.1(e), any reference to the Closing Date in, or any applicability of the Closing Date to, any such representations, covenants or agreements shall be deemed a reference to the Effective Date or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii)), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company by JWAC or (B) the Outside Date; provided, that JWAC shall not have the right to terminate this Agreement pursuant to this Section 11.1(e) if at such time JWAC is in material uncured breach of this Agreement ; which would result in a failure of any condition set forth in Section 10.2(a) or Section 10.2(b) from being satisfied;

(f) by written notice by JWAC to the Company, if there shall have been a Material Adverse Effect on the Company or Pubco following the Effective Date which is uncured and continuing; or

(g) by written notice by JWAC to the Company, or by the Company to JWAC if the Special Stockholder Meeting is held (including any adjournment or postponement thereof) and has concluded, JWAC’s stockholders have duly voted, and the Required Stockholder Approval was not obtained.

11.2 Extension Costs. The Parties acknowledge and that agree if an “Extension” as defined in Section 8.3(a) is comprised of the fact that, if JWAC fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, pursuant to JWAC’s Organizational Documents, JWAC may extend such date by up to an additional six (6) months, to be in two extensions of three (3) months each, provided that at the time of each such extension, pursuant to JWAC’s Organizational Documents and the Trust Agreement, JWAC is required, five (5) days prior to the applicable Extension deadline to deposit into the Trust Account the sum of $1,380,000, and therefore a total of $2,760,000 for both three (3) month Extensions (the “Extension Amount”), which Extension Amount will then be utilized as set forth in JWAC’s Organizational Documents and the Trust Agreement. On the third (3rd) Business Day following the later of such dates as may be applicable (the “Funding Date”), the Company shall fund the Extension Amount by purchasing from the Sponsor, and JWAC shall cause the Sponsor to sell and issue to the Company in accordance with this paragraph, for a purchase price equal to the Extension Amount, such amount or number of limited liability company membership interests in the Sponsor (“Membership Interests”) as will cause the value of the Company’s interest in shares of JWAC Common Stock held by the Sponsor and allocable to such Membership Interests to be equal to the Extension Amount, with each share of JWAC Common Stock being valued at $10.00 for this purpose. On the Funding Date, the Company will cause the Extension Amount to be deposited in an account designated by the Sponsor and JWAC and the relevant Membership Interests will be issued and delivered to the Company or its designee promptly thereafter, provided that prior to and as a condition of such issuance the Company or such designee, as applicable, shall execute a joinder to join any limited liability company operating agreement or similar agreement of the Sponsor then in effect. Upon an effective Extension pursuant to this paragraph, the Outside Date will be automatically extended to the last day of such Extension period.

69

11.3 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 11.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 11.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.13, 8.14, 11.2, 11.4, 12.1, Article XIII and this Section 11.3 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 12.1). Without limiting the foregoing, and except as provided in Section 11.4 and this Section 11.3 (but subject to Section 12.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 13.6), the Parties’ sole right with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions shall be the right, if applicable, to terminate this Agreement pursuant to Section 11.1.

11.4 Fees and Expenses. Subject to Section 11.3 and Section 12.1, unless otherwise provided for in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to JWAC, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any expenses incurred in connection with an Extension.

Article XII

WAIVERS AND Releases

12.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of the Company Entities and each Seller and the Seller Representative understands that JWAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by JWAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of JWAC’s public stockholders (including overallotment shares acquired by JWAC’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, JWAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of JWAC Common Stock (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to JWAC’s Organizational documents to extend JWAC’s deadline to consummate a Business Combination, (b) to the Public Stockholders if JWAC fails to consummate a Business Combination within twelve (12) months after the closing of the IPO (provided such date may be extended by up to an additional six (6) months), subject to further extension by amendment to JWAC’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $50,000 for dissolution expenses, and (d) to JWAC after or concurrently with the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of JWAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company Entities and each Seller and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company Entities or any Seller or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom made directly or indirectly to Public Stockholders (“Public Stockholder Distributions”), or make any claim against the Trust Account (including any Public Stockholder Distributions), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between JWAC or any of its Representatives, on the one hand, and the Company Entities or any Seller or the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company Entities, each Seller and the Seller Representative, each on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any Public Stockholder Distributions) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with JWAC or its Representatives and will not seek recourse against the Trust Account (including any Public Stockholder Distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with JWAC or its Affiliates). The Company Entities and each Seller and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by JWAC and its Affiliates to induce JWAC to enter in this Agreement, and each of the Company Entities and each Seller and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary in this Section 12.1, but otherwise subject to the terms of this Agreement, (A) the Company Entities or any Seller or the Seller Representative or any of their respective Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to JWAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against JWAC or its Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds other than the Public Stockholder Distributions); provided that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein or Public Stockholder Distributions, and (B) nothing in this Section 12.1 shall limit or prohibit the Company Entities, any Seller or the Seller Representative or any of their respective Affiliates from pursuing a claim against JWAC for specific performance or other equitable relief. This Section 12.1 shall survive termination of this Agreement for any reason.

70

12.2 Release and Covenant Not to Sue.

(a) Effective as of the Closing, to the fullest extent permitted by applicable Law, each Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of such Seller (the “Seller Releasing Persons”), hereby releases and discharges the Company Entities and the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Seller Releasing Person now has, has ever had or may hereafter have against any of the Company Entities or any of the Target Companies as a result of such Seller’s capacity as a holder of capital shares or other securities of the Company or its Subsidiaries and arising either (x) on or prior to the Closing Date or (y) on account of or arising out of any matter occurring on or prior to the Closing Date. Notwithstanding anything herein to the contrary, the releases and restrictions set forth in this Section 12.2(a) shall not apply to any claims a Seller Releasing Person may have against any party with respect to (i) any rights under this Agreement or any of the Ancillary Documents, (ii) any rights to indemnification, fee reimbursement or exculpation under (x) any Organizational Documents of the Target Companies, (y) any (A) Company Material Contract in effect as of the Effective Date which is disclosed to JWAC and any (B) Contract that is not a Company Material Contract but is in effect as of the Effective Date and, in either the case of clauses (A) or (B), not required by this Agreement to be terminated as of the Closing, or (z) any Contract that is entered into after the Effective Date in accordance with this Agreement, or (iii) any rights under applicable employment Laws (including common law). From and after the Closing, each Seller Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby.

(b) On the Effective Date, JWAC, the Company, the Sponsor, I-Bankers and any other holder of JWAC Private Units, JWAC Working Capital Units or JWAC Private Shares entered into the Support Agreement, which provides, among other things, that effective as of the Closing, the Sponsor, I-Bankers and any other holder of JWAC Private Units, JWAC Working Capital Units or JWAC Private Shares on behalf of itself and its Affiliates (the “Sponsor Releasing Persons”), shall release and discharge JWAC from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Sponsor Releasing Person now has, has ever had or may hereafter have against JWAC as a result of such person’s capacity as a holder of capital shares or other securities of JWAC and arising either (x) on or prior to the Closing Date or (y) on account of or arising out of any matter occurring on or prior to the Closing Date, provided that releases and restrictions shall not apply to any claims a Sponsor Releasing Person may have against any party with respect to any rights under this Agreement, any of the Ancillary Documents or any Contract set forth in Schedule 12.2(b) or any rights to indemnification, fee reimbursement or exculpation. The Support Agreement also provides that, from and after the Closing, each Sponsor Releasing Person shall irrevocably covenant to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against JWAC or its Affiliates, based upon any matter purported to be released therein.

71

Article XIII

MISCELLANEOUS

13.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to JWAC at or prior to the Closing, to:

Jupiter Wellness Acquisition Corp.

1061 E. Indiantown Road, Suite 110

Jupiter, Florida 33477, U.S.A.

Attn: Brian S. John, CEO

Telephone No.: (561) 599-0080

Email: bjohn@jupiterwellness.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Gregory Sichenzia

           Arthur Marcus

Facsimile No: (212) 930 9725

Telephone No: (212) 930 9700

Email: gsichenzia@srf.law

           amarcus@SRF.LAW

If to the Company at or prior to the Closing, to:

Chijet Inc.

No. 8, Beijing South Road

Economic & Technological Development Zone

Yantai, Shandong, CN-37 264006

People’s Republic of China

Attn: Xinjian Wang

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

           Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

           mgray@egsllp.com

and

Jincheng Tongda & Neal Law Firm

42/F, Central Tower, No.5 Xiancun Road

Zhujiang New Town, Guangzhou 510623

People’s Republic of China

Attn: Bruce Zhao

Facsimile No.: +86 020-38565608

Telephone No.: +86 020-38565688

Email: zhaohua@jtn.com

72

If to Pubco or Merger Sub at or prior to the Closing, to:

Chijet Motor Company, Inc.

No. 8, Beijing South Road

Economic & Technological Development Zone

Yantai, Shandong, CN-37 264006

People’s Republic of China

Attn: Xinjian Wang

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

          Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

           mgray@egsllp.com

and

Jincheng Tongda & Neal Law Firm

42/F, Central Tower, No.5 Xiancun Road

Zhujiang New Town, Guangzhou 510623

People’s Republic of China

Attn: Bruce Zhao

Facsimile No.: +86 020-38565608

Telephone No.: +86 020-38565688

Email: zhaohua@jtn.com

If to any Seller, to: the address of such Seller as set forth underneath such Seller’s signature on the signature page hereto with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

           Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

           mgray@egsllp.com

and

Jincheng Tongda & Neal Law Firm

42/F, Central Tower, No.5 Xiancun Road

Zhujiang New Town, Guangzhou 510623

People’s Republic of China

Attn: Bruce Zhao

Facsimile No.: +86 020-38565608

Telephone No.: +86 020-38565688

Email: zhaohua@jtn.com

73

If to the Seller Representative, to: Mu Hongwei No. 8, Beijing South Road Economic & Technological Development Zone Yantai, Shandong, CN-37 264006 People’s Republic of China

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

          Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

            mgray@egsllp.com

and

Jincheng Tongda & Neal Law Firm

42/F, Central Tower, No.5 Xiancun Road

Zhujiang New Town, Guangzhou 510623

People’s Republic of China

Attn: Bruce Zhao

Facsimile No.: +86 020-38565608

Telephone No.: +86 020-38565688

Email: zhaohua@jtn.com

If to Pubco, JWAC or the Company after the Closing, to:

Chijet Motor Company, Inc.

No. 8, Beijing South Road

Economic & Technological Development Zone

Yantai, Shandong, CN-37 264006

People’s Republic of China

Attn: Xinjian Wang

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

          Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

           mgray@egsllp.com

and

Jincheng Tongda & Neal Law Firm

42/F, Central Tower, No.5 Xiancun Road

Zhujiang New Town, Guangzhou 510623

People’s Republic of China

Attn: Bruce Zhao

Facsimile No.: +86 020-38565608

Telephone No.: +86 020-38565688

Email: zhaohua@jtn.com

13.2 Binding Effect; Assignment. Subject to Section 13.3, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of Pubco, the Company, JWAC and the Seller Representative and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

74

13.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 8.16, and EGS and JTN set forth in Section 13.14, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party. For the avoidance of doubt, no stockholder of Pubco after the Closing (in his, her or its capacity as such) is a third party beneficiary of this Agreement or shall have any rights hereunder.

13.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof, provided, however, that to the extent that the laws of the State of Delaware are required to apply with respect to the Merger or any other actions hereunder, the laws of the State of Delaware shall so apply, without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court therefrom) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 13.1. Nothing in this Section 13.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

13.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.5. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

75

13.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

13.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by JWAC, Pubco, the Company, the Seller Representative and Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%); provided that no amendment, supplementation or modification shall affect a Seller in a manner materially and disproportionately adverse to the other Sellers without the prior written consent of such Seller.

13.9 Waiver. Each of JWAC, Pubco and the Company on behalf of itself and its Affiliates, and each Seller on its behalf, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any Seller Representative Provision shall also require the prior written consent of the Seller Representative.

13.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

76

13.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP, based on the accounting principles used by the applicable Person, provided that any accounting term with respect to any Target Company shall be interpreted in accordance with the Accounting Principles; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) the word “day” means calendar day unless Business Day is expressly specified;(i) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (j) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (k) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (l) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to JWAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of JWAC and its Representatives and JWAC and its Representatives have been given access to the electronic folders containing such information, or such information or documentation was made available or otherwise provided to JWAC, its Affiliates or any of their Representatives in-person or by email.

13.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

77

13.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement (including pursuant to a Joinder) or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

13.14 Legal Representation. Recognizing that each of EGS and Jincheng Tongda & Neal Law Firm (“JTN”) has acted as legal counsel to Sellers, the Seller Representative, their respective Affiliates, Pubco, Merger Sub and the Target Companies prior to the Closing, and that EGS and/or JTN may act as legal counsel to the Sellers, the Seller Representative and their respective Affiliates after the Closing, JWAC, Pubco and the Company (on its own behalf and on behalf of each Target Company) hereby waives, and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with EGS and/or JTN representing Sellers, the Seller Representative and/or their Affiliates after the Closing as such representation may relate to JWAC, any Target Company or any of the Transactions or any of the Ancillary Documents, including any disputes arising out of, or related to, this Agreement. All communications involving attorney-client confidences between any Seller, the Seller Representative, any of their respective Affiliates or any Target Company and EGS and/or JTN in the course of the preparations, planning, negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to Sellers and the Seller Representative. Accordingly, the Target Companies shall not have access to any such communications, or to the files of EGS or JTN relating to such engagement if the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Sellers and the Seller Representative shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Target Companies shall be a holder thereof, (ii) to the extent that files of EGS or JTN in respect of such engagement constitute property of the client, only Sellers and the Seller Representative (and not the Target Companies) shall hold such property rights and (iii) EGS and JTN shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Target Companies by reason of any attorney-client relationship between EGS or JTN and any of the Target Companies or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between JWAC, the Target Companies or any of their Affiliates and a third party (other than a Party or any of its Affiliates) after the Closing, the Target Companies may assert the attorney-client privilege to prevent disclosure of confidential attorney-client communications by EGS or JTN to such third party.

78

13.15 Seller Representative.

(a) Each Earnout Participant, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Mu Hongwei, in the capacity as the Seller Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the vesting or surrender of the Earnout Shares under Section 2.3; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) waiving on behalf of such Person any provisions of Section 2.3 or the provisions of the Escrow Agreement (the “Seller Representative Provisions”) (provided, that any such action, if material to the rights and obligations of the Earnout Participants in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Earnout Participants unless otherwise agreed by each Earnout Participant who is subject to any disparate treatment of a potentially material and adverse nature); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Provision; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (vii) receiving all or any portion of the consideration provided to the Earnout Participants under this Agreement and to distribute the same to the Earnout Participants; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Provision. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and Pubco, shall be binding upon each Earnout Participant and his, her or its respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b) Any other Person, including Pubco, JWAC and the Company, may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Earnout Participants under any Seller Representative Provisions. Pubco, JWAC and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Earnout Participant shall have any cause of action against Pubco, JWAC or the Company. Pubco, JWAC and the Company shall not have any Liability to any Earnout Participant for any allocation or distribution among the Earnout Participants by the Seller Representative of payments made to or at the direction of the Seller Representative.

(c) The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Provision as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company shall (and after the Closing, Pubco and the Company shall jointly and severally) indemnify, defend and hold the Seller Representative harmless from and against any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Provision, including the reasonable out-of-pocket fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of Pubco and the Company, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Seller Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 13.15 shall survive the Closing and continue indefinitely.

79

(d) If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Earnout Participants, then the Earnout Participants shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Earnout Participants holding in the aggregate an Earnout Percentage in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify Pubco, the Company and JWAC in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

Article XIV

DEFINITIONS

14.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with GAAP, as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, complaint, arbitration, governmental inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of JWAC prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Lock-Up Agreements, the Non-Competition Agreements, the Amended Pubco Charter, the Amended and Restated Registration Rights Agreement, the Support Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Beijing, PRC are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and Beijing, PRC are generally open for use by customers on such day.

80

“Cayman Act” means the Cayman Islands Companies Act (As Revised), as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company and Sellers Fundamental Representations” means the representations and warranties contained in Sections 6.1 (Organization and Standing), 6.2 (Authorization; Binding Agreement), 6.3 (Capitalization), 6.4 (Subsidiaries), 6.26 (Finders and Brokers), 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), 7.3 (Ownership) and 7.8 (Finders and Brokers).

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company Entities, the Target Companies or the Sellers or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by JWAC or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by any of the Company Entities, the Sellers or their respective Representatives to JWAC or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.

“Company Organizational Documents” means the Articles of Association and the Memorandum of Association of the Company.

“Company Securities” means, collectively, the Company Shares and the Company Convertible Securities.

“Company Shares” means the ordinary shares of the Company.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast fifty percent (50%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive fifty percent (50%) or more of the profits, losses, or distributions of the Controlled Person; or (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person.

81

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority (including the Centers for Disease Control and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) or any changes thereto.

“CVR” means a contingent value right (which may not be evidenced by a certificate or other instrument) representing the right of a holder of a CVR to receive, in the event that any Earnout Shares (or Earnings thereon) are surrendered by the Earnout Participants in accordance with Section 2.3, from Pubco a pro rata portion of the CVR Property, pursuant to the terms and conditions of the CVR Agreement.

“CVR Agreement” means a Contingent Value Rights Agreement, in form and substance reasonably acceptable to JWAC and the Company, to be entered into prior to or in connection with the Closing, by and between Pubco and the CVR Rights Agent.

“CVR Rights Agent” means American Stock Transfer & Trust Company, LLC, in its capacity as the rights agent under the CVR Agreement, or such other rights agent appointed prior to the Closing by the Company and JWAC, or any successor or replacement rights agent under the CVR Agreement in accordance with the terms thereof.

“Earnings” means any dividends or distributions or other income paid or otherwise accruing to the Earnout Shares during the time such Earnout Shares have not either yet vested or been surrendered by the Earnout Participants, as of the relevant date.

“Environmental Law” means any Law in effect on or prior to the Effective Date any way relating to (a) the protection of human health and safety (to the extent relating to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

82

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 6, 2021, by and among JWAC, Sponsor and the other “Holders” named therein.

“Fraud Claim” means any claim based on actual and intentional fraud with respect to this Agreement or the transactions contemplated hereby.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

83

“Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any Party for the prior two (2) years) expert accounting firm appointed by Pubco and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date; provided, that if the Independent Expert does not accept its appointment or Pubco and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Pubco or the Seller Representative may require, by written notice to the other, that the Independent Expert be selected by the New York City Regional Office of the American Arbitration Association in accordance with its procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in Section 2.3(e).

“Independent Expert Notice Date” means the date that either Pubco or the Seller Representative receives written notice under Section 2.3(e)(i) or 2.3(e)(ii) from the other referring such dispute to the Independent Expert.

“Insider Letter Agreement” means that certain letter agreement, dated as of December 6, 2021, by and among JWAC, its officers and directors, the Sponsor and I-Bankers.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, intellectual property rights in Software and other intellectual property.

“Intervening Event” means any Event (a) that is materially adverse to the business, assets, operations or prospects of the Company Entities, taken as a whole, and (b) that does not relate to an Alternative Proposal or any Acquisition Transaction; provided, however, that any Event arising from or related to conditions of the financial, banking, capital or securities markets generally in any country, including changes in interest rates in any country and changes in exchange rates for the currencies of any countries, changes in the general economy, effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures, or the timing of any approval or clearance of any Governmental Authority required for the consummation of the Transactions shall be excluded for purposes of determining whether an Intervening Event has occurred.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of JWAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of JWAC, dated as of December 6, 2021, and filed with the SEC on December 8, 2021 (File Nos. 333-260667 and 261513).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“JWAC Board” means the Board of Directors of JWAC.

84

“JWAC Change of Recommendation” shall mean any withholding, withdrawal, qualification, amendment or modification of the JWAC Recommendation.

“JWAC Charter” means the Amended and Restated Certificate of Incorporation of JWAC, as amended and in effect under the DGCL; provided, that references herein to the JWAC Charter for periods after the Merger Effective Time includes the certificate of incorporation of the Surviving Corporation.

“JWAC Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of JWAC.

“JWAC Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of JWAC.

“JWAC Common Stock” means collectively, the JWAC Class A Common Stock and the JWAC Class B Common Stock.

“JWAC Confidential Information” means all confidential or proprietary documents and information concerning JWAC or any of its Representatives; provided, however, that JWAC Confidential Information shall not include any information which, (i) at the time of disclosure by the Company Entities, any Seller or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by JWAC or its Representatives to by the Company Entities, any Seller or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such JWAC Confidential Information. For the avoidance of doubt, from and after the Closing, JWAC Confidential Information will include the confidential or proprietary information of the Target Companies.

“JWAC Fundamental Representations” means the representations and warranties contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.5 (Capitalization) and 4.16 (Finders and Brokers).

“JWAC Preferred Stock” means shares of preferred stock, par value $0.0001 par value per share, of JWAC.

“JWAC Private Shares” means any shares of JWAC Class A Common Stock included as part of a JWAC Private Unit or JWAC Working Capital Unit.

“JWAC Private Units” means the units issued by JWAC in a private placement transaction simultaneously with the IPO consisting of one (1) share of JWAC Class A Common Stock and one (1) JWAC Right.

“JWAC Public Units” means the units issued in the IPO (including overallotment units acquired by JWAC’s underwriter) consisting of one (1) share of JWAC Class A Common Stock and one (1) JWAC Right.

“JWAC Rights” means one right that was included as part of each JWAC Unit entitling the holder thereof to receive one-eight (1/8th) of a share of JWAC Common Stock upon the consummation by JWAC of its Business Combination.

“JWAC Securities” means the JWAC Units, the JWAC Common Stock, the JWAC Preferred Stock, the JWAC Warrants and the JWAC Rights, collectively.

85

“JWAC Units” means the JWAC Public Units, the JWAC Private Units and the JWAC Working Capital Units.

“JWAC Warrants” means the warrants issued to JWAC’s underwriter at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) share of JWAC Class A Common Stock per warrant at a purchase price of $12.00 per share.

“JWAC Working Capital Units” means the units into which working capital loans extended to JWAC by the Sponsor or affiliates of the Sponsor or certain of the Company’s officers or directors may be convertible.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of Hongwei Mu, Shengwang Liu or Xinjian Wang after reasonable inquiry, or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer, disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

86

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions; provided, however, that any fact, event, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, facts, events, occurrences, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in applicable Laws (including COVID-19 Measures) or GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, epidemic, terrorism, war (whether or not declared), natural disaster or pandemic (including COVID-19); (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to JWAC, the consummation and effects of the Redemption; (vii) the announcement or the existence of, express compliance with or performance under, this Agreement or the transactions contemplated hereby; (viii) any action not otherwise required by this Agreement or the Ancillary Documents or applicable Law that is taken at the express written request of JWAC and in accordance with such instructions; or (ix) any changes after the Effective Date in applicable Law, excluding GAAP or any other accounting principles (or authoritative interpretations thereof); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iv) and (ix) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to JWAC, the amount of the Redemption or the failure to obtain the Required Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to JWAC.

“Merger Shares” means the Pubco Ordinary Shares and Pubco Preferred Shares issued or to be issued pursuant to the closing of the Merger as set forth in Article I.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, and patent applications (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

87

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Target Companies’ use or occupancy of such real property for the operation of their business, (d) other Liens imposed by operation of Law or arising in the ordinary course of business for amounts which are not due and payable or as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) Liens incurred or deposits made in the ordinary course of business in connection with social security, (f) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, including statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, (g) licenses of Intellectual Property in the ordinary course of business, (h) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; or (i) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pubco Charter” means the memorandum and articles of association of Pubco, as amended and in effect under the Cayman Act.

“Pubco Financials” means the financial statements of Pubco and Merger Sub on a consolidated basis.

“Pubco Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Pubco, together with any successor securities after the Closing,

“Pubco Preferred Shares” means the preference shares, par value $0.0001 per share, of Pubco, which have the same rights and preferences as the shares of JWAC Preferred Stock, if any, for which they are exchanged in the Merger.

“Pubco Securities” means the Pubco Ordinary Shares, the Pubco Preferred Shares and the Pubco Warrants, collectively.

“Pubco Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $12.00 per share, which have substantially the same terms as the shares of JWAC Warrants for which they are exchanged in the Merger.

“Redemption Price” means an amount equal to price at which each share of JWAC Class A Common Stock (or after the Merger, Pubco Ordinary Share) is redeemed or converted pursuant to the Redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the Transactions, including any payments by JWAC hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

88

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required by Environmental Law to (i) clean up, remove, treat, or in any other way address any Release of Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required Stockholder Approval” means the approval of the Stockholder Approval Matters by holders of the issued and outstanding shares of JWAC in accordance with the Organizational Documents of JWAC.

“Rights Agreement” means the Rights Agreement, dated as of December 6, 2021, by and between JWAC and American Stock Transfer & Trust Company, LLC.

“RMB Exchange Rate Adjustment” means a fraction equal to (i) the exchange rate of U.S. dollars to Chinese yuan renminbi used to calculate the Gross Revenues for the consolidated audited financial statements of Pubco that were filed with the SEC for the applicable Earnout Year, divided by (ii) six and five tenths (6.5).

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code and object code.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Jupiter Wellness Sponsor LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

89

“Target Company” means the Company and each of its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which the Trading Market is open for trading and Pubco Ordinary Shares are available to trade on the Trading Market.

“Trading Market” means from and after the Closing, at any particular time of determination, the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to third party professional advisors (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any of the Target Companies; (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any of the Target Companies at the Closing pursuant to any agreement to which any of the Target Companies is a party prior to the Closing which become payable (including if subject to continued employment) solely as a result of the execution of this Agreement or the consummation of the Transactions; and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on JWAC, Pubco, Merger Sub or a Target Company in connection with the Transactions.

90

“Trust Account” means the trust account established by JWAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 6, 2021, by and between JWAC and the Trustee, as it may be amended (including to accommodate the Merger).

“Trustee” means American Stock Transfer & Trust Company, LLC, in its capacity as trustee under the Trust Agreement.

14.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
2023 Filing Date	2.3(c)(i)(B)	CVR Property	2.3(d)
2023 Minimum Revenue	2.3(c)(i)(A)	D&O Indemnified Person	8.16(a)
2023 Revenue	2.3(c)(i)(A)	D&O Tail Insurance	8.16(b)
2024 Filing Date	2.3(c)(ii)(B)	DGCL	1.2
2024 Minimum Revenue	2.3(c)(ii)(A)	Earnout Milestone	2.3(c)(iii)(B)
2024 Revenue	2.3(c)(ii)(A)	Earnout Participants	2.3(a)
2025 Filing Date	2.3(c)(iii)(B)	Earnout Percentage	2.3(a)
2025 Minimum Revenue	2.3(c)(iii)(A)	Earnout Shares	2.3(a)
2025 Revenue	2.3(c)(iii)(A)	Earnout Statement	2.3(e)(ii)
Acquisition Proposal	8.6(a)	Earnout Tranche	2.3(c)(iii)
Agreement	Preamble	Earnout Transfer Restrictions	2.3(a)
Alternative Transaction	8.6(a)	Earnout Year	2.3(a)
Amended and Restated Registration Rights Agreement	10.2(d)(iv)	Effective Date	Preamble
Amended Pubco Charter	10.1(f)	EGS	3.1
Antitrust Laws	8.9(b)	Enforceability Exceptions	4.2
Balance Sheet Date	6.7(a)	Environmental Permits	6.20(a)
Business Combination	12.1	Escrow Account	2.3(a)
Certificate of Merger	1.2	Escrow Agent	2.3(b)(i)
CFO	2.3(e)(i)	Escrow Agreement	2.3(b)(i)
Closing	3.1	Exchange Consideration	2.2
Closing Date	3.1	Exchange Shares	2.2
Closing Filing	8.13(b)	Expenses	11.4
Closing Press Release	8.13(b)	Extension	8.3(a)
Company	Preamble	Extension Amount	11.2
Company Benefit Plan	6.19(a)	Federal Securities Laws	8.7
Company Certificates	2.4(a)	Filing Date	2.3(c)(iii)(B)
Company Directors	8.15(a)	Final Tranche	2.3(c)(iii)
Company Disclosure Schedules	Article VI	Final Tranche Price Earnout Milestone	2.3(c)(iii)(B)
Company Entities	8.1(a)	Final Tranche Price Measurement Period	2.3(c)(iii)(B)
Company Financials	6.7(a)	Final Tranche Revenue Earnout Milestone	2.3(c)(iii)(A)
Company IP	6.13(c)	First Tranche	2.3(c)(i)
Company IP Licenses	6.13(a)	First Tranche Price Earnout Milestone	2.3(c)(i)(B)
Company Material Contract	6.12(a)	First Tranche Price Measurement Period	2.3(c)(i)(B)
Company Permits	6.10	First Tranche Revenue Earnout Milestone	2.3(c)(i)(A)
Company Real Property Leases	6.15	Funding Date	11.2
Company Registered IP	6.13(a)	Gross Revenues	2.3(a)

91

Term	Section	Term	Section
I-Bankers	Recitals	Pubco Financials	5.8(c)
Independent Director	8.15(a)	Pubco Material Contract	5.15(a)
Insider Letter Amendment	Recitals	Public Certifications	4.6(a)
Interim Period	8.1(a)	Public Stockholder Distributions	12.1
Intervening Event Notice	8.12(a)	Public Stockholders	12.1
Intervening Event Notice Period	8.12(a)	Purchased Shares	2.1
Joinder	8.2(c)	Redemption	8.11(a)
JTN	13.14	Registration Statement	8.11(a)
JWAC	Preamble	Related Person	6.21
JWAC Directors	8.15(a)	Released Claims	12.1
JWAC Disclosure Schedules	Article IV	Revenue Earnout Milestone	2.3(c)(iii)(A)
JWAC Financials	4.6(c)	Revenue Earnout Statement	2.3(e)(ii)
JWAC Material Contract	4.13(a)	Reviewing Period	2.3(e)(i)
JWAC Recommendation	4.2	Rule 144	7.7(b)
Lock-Up Agreement	Recitals	SEC Reports	4.6(a)
Membership Interests	11.2(a)	Second Tranche	2.3(c)(ii)
Merger	Recitals	Second Tranche Price Earnout Milestone	2.3(c)(ii)(B)
Merger Effective Time	1.2	Second Tranche Price Measurement Period	2.3(c)(ii)(B)
Merger Securities	5.6(a)	Second Tranche Revenue Earnout Milestone	2.3(c)(ii)(A)
Merger Sub	Preamble	Seller Releasing Persons	12.2(a)
New Seller	8.2(c)	Seller Representative	Preamble
Non-Competition Agreement	10.3(e)(x)	Seller Representative Provisions	13.15(a)
Non-Recourse Parties	13.13	Sellers	Preamble
OFAC	4.17(c)	Share Exchange	Recitals
Outside Date	11.1(b)	Signing Filing	8.13(b)
Party(ies)	Preamble	Signing Press Release	8.13(b)
PIPE Investment	8.18	Special Stockholder Meeting	8.11(a)
PIPE Shares	8.18	Specified Courts	13.4
Post-Closing Pubco Board	8.15(a)	Sponsor Releasing Persons	12.2(a)
Price Earnout Milestone	2.3(c)(iii)(B)	Stockholder Approval Matters	8.11(a)
Price Earnout Period	2.3(c)(iii)(B)	Support Agreement	Recitals
Price Measurement Period	2.3(c)(iii)(B)	Surviving Corporation	1.1
Price Earnout Statement	2.3(e)(i)	Top Customers	6.23
Pro Rata Share	2.2	Top Vendors	6.23
Proxy Statement	8.11(a)	Transactions	Recitals
Pubco	Preamble
Pubco Disclosure Schedules	Article V

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

92

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

JWAC:

JUPITER WELLNESS ACQUISITION CORP.

By:	/s/ Brian John
Name:	Brian S. John
Title:	CEO

Pubco:

CHIJET MOTOR COMPANY, INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

Merger Sub:

CHIJET MOTOR (USA) COMPANY, INC.

By:	/s/ Qingjun Wang
Name:	Qingjun Wang (王庆军)
Title:	Chief Executive Officer

{Signature Page to Business Combination Agreement}

The Company:

CHIJET INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

{Signature Page to Business Combination Agreement}

The Sellers:

EUROAMER KAIWAN TECHNOLOGY COMPANY LIMITED

By:	/s/ Lichun Wu
[Signature]

If Entity, Print Name and Title of Signatory:
Lichun Wu (吳立春), Director

Address for Notice:
12/F, ASIA TRADE CENTRE, 79 LEI MUK ROAD,
KWAI CHUNG, NT, Hong Kong

{Signature Page to Business Combination Agreement}

The Sellers:

CHIJET HOLDINGS LIMITED

By:	/s/ Hongwei Mu
[Signature]

If Entity, Print Name and Title of Signatory:
Hongwei Mu (慕宏伟), Director

Address for Notice:
Sertus Chambers, P.O. Box 905, Quastisky Building,
Road Town, Tortola, British Virgin Islands

{Signature Page to Business Combination Agreement}

The Sellers:

SUNRISE 18 LIMITED

By:	/s/ Hiuwa Chan
[Signature]

If Entity, Print Name and Title of Signatory:
Hiuwa Chan (陳曉華), CEO

Address for Notice:
FLAT/RM 910 9/F 655 NATHAN ROAD MONG KOK
KL, HONG KONG

{Signature Page to Business Combination Agreement}

The Sellers:

HONG KONG YEDA INTERNATIONAL HOLDINGS CO., LIMITED

By:	/s/ Zhidong Pan
[Signature]

If Entity, Print Name and Title of Signatory:
Zhidong Pan (潘志楝), Director

Address for Notice:
Rooms 1318-19, Hollywood Plaza,610 Nathan Road, Mongkok,Kowloon, Hong Kong

{Signature Page to Business Combination Agreement}

The Sellers:

HONG KONG GUOTAI INTERNATIONAL HOLDINGS CO., LIMITED

By:	/s/ Xia Yu
[Signature]

If Entity, Print Name and Title of Signatory:
Xia Yu (於霞), Director

Address for Notice:
Room A, 17 / F, Jiazhao commercial building, 75-77
Wyndham Street, Central, Hong Kong

{Signature Page to Business Combination Agreement}

The Seller Representative:

/s/ Mu Hongwei
Mu Hongwei, solely in the capacity as the Seller Representative hereunder

{Signature Page to Business Combination Agreement}

ANNEX I

List of Sellers

The following persons (including their respective estates, heirs, assigns or successors) are Sellers for purposes of this Agreement:

Seller Name	Number of Company Shares Held by Seller	Pro Rata Share	Earnout Percentage
Euroamer Kaiwan Technology Company Limited*	115,038,859	43.2310%	55.2754%
Chijet Holdings Limited*	93,080,558	34.9791%	44.7246%
Sunrise 18 Limited	4,104,100	1.5423%	0%
Hong Kong Yeda International Holdings Co., Limited	26,939,655	10.1238%	0%
Hong Kong Guotai International Holdings Co., Limited	26,939,655	10.1238%	0%
TOTAL	266,102,827	100.0000%	100.0000%

* Earnout Participants